SECOND AMENDED AND RESTATED

                          CROWLEY, MILNER & COMPANY

                             PROFIT SHARING PLAN


                         EFFECTIVE FEBRUARY 1, 1990

                            ARTICLE 1.  PREAMBLES

Section 1.01  Establishment of Prior Plan.

      Effective February 1, 1984, Crowley, Milner & Company ("Employer") established the Crowley, Milner & Company Profit Sharing Plan covering eligible employees of the Employer. From time to time the Employer has amended the plan as so established.

Section 1.02  Amendment and Restatement of Plan.

      The Employer desires to amend and restate the plan in order to comply with the Tax Reform Act of 1986, certain final regulations, and other laws enacted after the Tax Reform Act of 1986, effective generally February 1, 1990, except as otherwise specifically provided in Section 1.03. This document sets forth the amended and restated plan and is known as the Crowley, Milner & Company Profit Sharing Plan ("Plan").

Section 1.03  Effective Dates.

      The Plan is generally effective February 1, 1990. However, in order to comply with certain provisions of the Tax Reform Act of 1986, the following sections of the Plan are effective February 1, 1987: Sections 3.02(c)(1), 3.02(c)(3), 3.03(c)(2), 6.02(d), 6.04 (relating to loans), 6.07 (relating to premature distributions), 7.03, 7.04, 7.05, and Section 12.06. Section 3.02(c)(4) is effective January 1, 1987. Sections 2.01 and 10.01(d) are effective February 1, 1989. Certain other provisions are effective on the dates stated therein.

Section 1.04  Applicable Law.

      The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") and to permit tax-deferred voluntary savings by eligible Employees pursuant to Code Section 401(k). In addition, it is intended that the Plan meet the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Where not governed by these laws, by regulations promulgated under them, or by other federal laws, the Plan shall be administered and construed in accordance with Michigan law.

Section 1.05  Defined Terms.

      Throughout the Plan, various terms are used repeatedly, which terms have very specific and definite meanings when capitalized in the text. For convenience, these terms are collected and defined in Article 12. Wherever these capitalized terms appear in the Plan, they shall have the meanings specified in that Article.


                  ARTICLE 2.  ELIGIBILITY AND PARTICIPATION

Section 2.01  Eligibility.

      In order to be eligible to participate in the Plan, an individual must:

      (a)   be an Employee; and

      (b) have completed one year Eligibility of Service (as defined in Section 12.07); and

      (c)   have attained the age of 21.

Section 2.02  Participation.

      (a) Meaning of Participation. Participation entitles an individual to receive a summary plan description that describes the terms of the Plan in simple language, and to obtain various other reporting and disclosure documents concerning the Plan. A Participant also will have maintained on the books and records of the Fund an Account in his name to which allocations may be made in accordance with Article 3. However, mere participation in the Plan does not entitle a Participant to an ultimate benefit from the Plan; a Participant will receive a benefit only if allocations are made to his Account over his period of participation pursuant to Article 3.

      (b) Commencement of Participation. (1) An individual who was participating in the Plan on January 31, 1990 and who had not ceased participation for any reason as of February 1, 1990, shall continue participating in this Plan as of February 1, 1990. Any other individual shall commence participation in the Plan on the Entry Date coincident with or next following the date he first satisfies the applicable eligibility requirements of Section 2.01.

      (2) For Plan Years prior to January 1, 1991, the Entry Dates are February 1 and August 1. For Plan Years beginning on and after January 1, 1991, the Entry Dates are January 1 and July 1.

      (c) Termination of Participation. Participation in the Plan shall terminate for a Participant on the later of (1) his date of termination of employment, or (2) the date he receives from the Plan a distribution, as a terminated or retired Employee, representing the entire nonforfeitable balance of his Account.

      (d) Resumption of Participation. An individual whose participation has terminated pursuant to subsection (c) above shall resume participation only in accordance with the provisions of subsection (b).

                  ARTICLE 3.  CONTRIBUTIONS AND ALLOCATIONS

Section 3.01  Sources of Contributions and Allocations to Accounts.

      (a) Sources and Forms of Contributions. Both the Employer and Employees may make contributions to the Plan. Contributions of the Employer may be in the form of matching contributions, supplemental contributions and fixed contributions. Subject to Section 3.07, contributions by Employees are divided into before-tax, after-tax and rollover contributions.

      (b) Allocation of Contributions and Individual Accounts. Contributions made by the Employer and by Employees shall be allocated to individual Accounts maintained on the books and records of the Fund for each Participant. Credits to Accounts shall be made in accordance with the allocation process described in this Article 3 for contributions; credits and charges shall be made for the allocation of earnings, gains, and losses as described in Article 4; and charges shall be made for distributions made pursuant to Article 6.

      The maintenance of individual accounts is only for accounting purposes, and except as provided otherwise in the Plan or as determined by the Trustee in accordance with the written powers granted to the Trustee, a segregation of the assets of the Fund to each Account shall not be required. The fact that individual accounts are maintained shall not be construed to mean that any Participant or Beneficiary has title to any specific assets of the Fund. Each Account may be further divided into separate sub-accounts, as described in this Article 3, to receive and hold contributions having a particular characterization.

Section 3.02  Before-Tax Employee Contributions.

      (a) Amount. For each Plan Year, a Participant may, but is not required to, direct the Employer to make cash contributions to a Before-Tax Employee Contribution Account (which contributions are not includible in the Participant's gross income for federal income tax purposes) in any whole percentage, from 1% to a maximum of 20% of his Compensation actually paid for the Plan Year (or such lower maximum percentage as permitted by the limitations of subsection (c) below and Section 7.03). These contributions are referred to as Before-Tax Employee Contributions or Before-Tax Contribu-tions.

      Each Participant shall file a written election with the Committee, on a form prescribed by the Committee, specifying the percentage of his Compensation to be contributed to the Plan by the Employer as Before-Tax Employee Contributions. A Participant's first election as a new Participant will become effective for the payroll period that begins after he begins Plan participation, provided that the election is received by the Committee at least 10 business days prior to such date. It shall remain in effect until revoked or changed by the Participant.

      A Participant may revoke his election and stop making all Before-Tax Contributions at any time by filing a revocation with the Committee; such revocation shall become effective for the next payroll date if administratively possible.

      A Participant may increase or decrease the percentage of his Before-Tax Contributions by filing a new written election with the Committee. Any such new election shall become effective on the February 1 or August 1 following if received by the Committee during the January and/or July election period established by the Committee, or in the case of demonstrated hardship, on such earlier date as determined by the Committee. Effective February 1, 1990, any such new election shall become effective on the January 1 or July 1 following if received by the Committee during the December and/or June election periods established by the Committee, or in the case of demonstrated hardship, on such earlier date as determined by the Committee. If the election to increase or decrease the percentage of Before-Tax Contributions is not timely received for processing for a given payroll date, it shall be effective for the following payroll date.

      (b) Payment. Before-Tax Employee Contributions directed by Participants under this Section shall be made during the Plan Year by the Employer through payroll deductions, lump sum salary reductions in December or March or such other method (including qualifying "bonus payments") pursuant to procedures established by the Committee and shall be transferred to the Fund not less frequently than monthly but in any event not later than 30 days after the close of the Plan Year.

      (c) Limitations. The Committee may reduce Before-Tax Employee Contributions of all Participants so that the applicable limits of the Code are not exceeded. In addition, Participant contributions made in accordance with this Section are subject to the limitations of this paragraph.

            (1) Actual Deferral Percentage Test ("ADP test"). Each Plan Year, the Committee shall compute:

                  (A) the average actual deferral percentage of all Highly Compensated Participants who are eligible to make Before-Tax Contributions, whether or not any such contributions are made ("high-paid percentage"); and

                  (B) the average actual deferral percentage of the remaining Participants who are eligible to make Before-Tax Contributions, whether or not such contributions are made ("lower-paid percentage").

            Subject to the family aggregation rules of paragraph (3) below, the actual deferral percentage ("ADP") shall be computed for each eligible Participant as set forth in Code Section 401(k)(3) and applicable Treasury regulations by dividing the Participant's Compensation for the Plan Year into the total amount of his Before-Tax Contributions made during the Plan Year under this Section, including any Excess Deferrals but excluding Before-Tax Contributions that are taken into account in the ACP test set forth in Section 3.03(c) (provided that this ADP test is satisfied both with and without exclusion of these Before-Tax Contributions). A portion or all of the Employer Matching and Fixed Contributions allocated to each Participant's Account for the Plan Year also may be used in the ADP calculation hereunder to the extent they qualify to be so used and are not used in the ACP test under Section 3.03(c) below.

            The separate average ADPs for the two groups of Participants identified above must meet one of the following ADP tests:

                  (i) The high-paid percentage is not more than 1.25 times the lower-paid percentage; or

                  (ii) The high-paid percentage is not more than 2.00 times
                       the lower-paid percentage, and the difference between the two percentages does not exceed two percentage points.

            (2) Correction of ADP Test. If the separate percentages for the two groups identified above fail to satisfy one of the ADP tests, or if the Committee otherwise determines that a reduction of the amount of Before-Tax Contributions is necessary in order to assure compliance with Code Section 401(k), the Committee shall reduce the amount of the Before-Tax Contributions for those Highly Compensated Participants who made the greatest percentage contribution until the separate average actual deferral percentages for the two groups of Participants satisfy one of the ADP tests ("Excess Deferrals").

            Any Excess Deferrals resulting from this reduction process, along with income (or loss) of the Fund allocable to those contributions (determined in accordance with Code Section 401(k)(8) and applicable Treasury regulations), shall be refunded by the Trustee to the affected Highly Compensated Participants. The amount of Excess Deferrals refunded to Participants who are subject to the family aggregation rules of paragraph (3) below and Code Section 414(q)(6) shall be determined as prescribed by Treasury regulations. Further, notwithstanding Section 3.03(g) below, any Matching Contributions relating to such Participants' Excess Deferrals, along with income of the Fund allocable to such Matching Contributions, shall be forfeited by such Highly Compensated Participants and used to reduce future Employer Matching Contributions.

            If Excess Deferrals are refunded before the close of the first 2-1/2 months following the end of the Plan Year of deferral, the refunded amounts, including the allocable income, shall be treated as earned and received in the taxable year in which the Excess Deferral was made. If the Excess Deferrals refunded hereunder, together with any Excess Contributions refunded under Section 3.03(c) below, are less than $100.00, then all such amounts refunded, including the allocable income, shall be treated as earned and received in the Employee's tax year of receipt. If such Excess Deferrals are refunded after the close of the first 2-1/2 months following the end of the Plan Year of deferral, the refunded amounts, including the allocable income, shall be treated as earned and taxable in the year of receipt, and the Employer shall be subject to the 10% penalty tax of Code Section 4979.

            (3) Family Aggregation Rule. For purposes of determining the ADP of a Participant who is a 5-Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the Before-Tax Employee Contributions and Compensation of such Participant shall include the Before-Tax Employee Contributions and Compensation for the Plan Year of Family Members to the extent and in the manner provided in Treasury regulations. Such Family Members shall be disregarded as separate employees in determining the ADP for both Participants who are Highly Compensated Employees and for all other Participants.

            (4) Limits on Individual Before-Tax Contributions. On or before March 1st of each year, each Participant shall notify the Committee in writing of any Before-Tax Employee Contributions made under this Plan (and under any other plans in which he partici- pates) in excess of $7,000 (as adjusted annually in accordance with the procedures of Code
      Section 415(d)) during the Participant's taxable year ending before such date and shall specify the amount to be refunded to him. The amount in excess of the foregoing limit shall be included in the Participant's gross income and shall be refunded to the Participant by the Trustee, along with any income of the Fund allocable to such amount, not later than April 15th immediately following the March 1st notice deadline.
      The allocable income which is refunded to the Participant shall be treated as earned and received in the taxable year in which the excess contribution was made. Any excess Before-Tax Employee Contribution made by a Highly Compensated Participant, even though refunded under this subparagraph (4), shall be included in the average ADP tests of Section 3.02(c)(1).

            Notwithstanding Section 3.03(g) below, any Matching Contributions relating to such refunded deferrals shall be forfeited and used to reduce future Employer Matching Contributions.

      (d) Reversion. Before-Tax Employee Contributions made by the Employer shall be irrevocable, subject to subsection (c) and the exceptions provided in
Section 3.08.

      Any Before-Tax Employee Contributions, other than those made by mistake of fact in excess of the amount of a Participant's election for such contributions, which are returned to the Employer under Section 3.08, and any earnings thereon, shall be distributed in cash to the Participant on whose behalf the contributions were made.

      (e) Allocation. Subject to Section 7.03, the Trustee shall allocate a contribution made pursuant to this Section to the Participant's Before-Tax Employee Contribution Account as of the Accounting Date immediately following the date the contribution was made.

      (f) Vesting. A Participant's Before-Tax Employee Contribution Account shall be 100% nonforfeitable at all times (subject, however, to investment gains and losses and allocable expenses).

Section 3.03  Employer Matching Contributions.

      (a) Amount. For each Plan Year, the Employer may, but is not required to, contribute an amount equal to a percentage of the total Before-Tax Contributions made by each Participant for the Plan Year. It is anticipated that the Employer Matching Contribution shall be equal to one-half (1/2) of the first $200 of each Participant's Before-Tax Employee Contributions for the Plan Year. Notwithstanding anything in the Plan to the contrary, the Employer, through its board of directors, shall have complete discretion to determine the amount or level of Employer Matching Contributions. In no event, shall Employer Matching Contributions be required with respect to any given Plan Year.

      (b) Payment. The Employer Matching Contribution, if any, as determined under subsection (a), shall be paid to the Fund periodically throughout the year, or as otherwise determined by the Employer's board of directors. In no event shall the contribution be made later than the due date (including extensions) for the Employer's federal income tax return for the taxable year which corresponds to the Plan Year for which the Employer Matching Contribution is made.

      (c) Limitations. Contributions made in accordance with this Section are subject to the limitations of this subsection.

            (1) Deductibility. In no event shall the Employer deduct, for federal income tax purposes, Employer Matching Contributions that, when aggregated with Before-Tax Employee Contributions, Supplemental Contributions and Employer Fixed Contributions made to the Fund, exceed the amount deductible for the Employer's taxable year with respect to which the contribution is made, as determined under Code Section 404.

            (2) Actual Contribution Percentage Test ("ACP test"). Each Plan Year, the Committee shall compute:

            (A) the average actual contribution percentage of all Highly Compensated Participants who are eligible to make Before-Tax or After-Tax Contributions under Sections 3.02 and 3.07, whether or not any such contributions are made ("high-paid percentage"); and

            (B) the average actual contribution percentage of the remaining Participants who are eligible to make Before-Tax or After-Tax Contributions under Sections 3.02 and 3.07, whether or not such contributions are made ("lower-paid percentage").

            Subject to the family aggregation rules of paragraph (4) below, the actual contribution percentage ("ACP") shall be computed for each eligible Participant as set forth in Code Section 401(m)(3) and applicable Treasury regulations by dividing the Participant's Compensation for the Plan Year into the sum of the Employer Matching Contributions paid into the Plan and allocated to the Participant's Account for the Plan Year and the After-Tax Employee Contributions made by him pursuant to Section 3.07 for the Plan Year.

            A portion or all of each Participant's Before-Tax Contributions also may be used in the ACP calculation as long as the ADP test is met with respect to all Before-Tax Contributions and continues to be met following the exclusion of the Before-Tax Contributions remaining after excluding the Before-Tax Contributions used in this ACP test. The separate average of ADPs for the two groups of Participants identified above must meet one of the tests set forth in Section 3.02(c) above.

            This Section shall be applied to determine any excess Employer Matching and After-Tax Contributions only after first determining any excess Before-Tax Contributions under Sections 3.02(c)(3) and then under
      Section 3.02(c)(1) and (2).

            (3) Correction of ACP Test. If the separate percentages for the two groups identified above fail to satisfy one of the tests set forth in Section 3.03(c)(2), the Committee shall reduce pro-rata the amount of the After-Tax Employee Contributions, if any, and the Matching Contributions for those Highly Compensated Participants who received the greatest percentage allocation of such contributions until the separate average ACP for the two groups satisfy one of the tests ("Excess Contributions"). Any Excess Contributions resulting from this reduction process, along with income (or loss) of the Fund allocable to those contributions (determined in accordance with Code Section 401(m)(6) and applicable Treasury regulations), shall be paid to such Highly Compensated Participants in the case of Matching Contributions, and refunded to such Highly Compensated Participants in the case of After-Tax Contributions. However, the amount of Excess Contributions paid or refunded to Highly Compensated Participants who are subject to the family aggregation rules of paragraph (4) below and Code Section 414(q)(6) shall be determined as prescribed by Treasury regulations.

            If any such excess Matching Contributions are paid before the close of the first 2-1/2 months following the end of the Plan Year in which the contribution was made, the amounts paid, including the allocable income, shall be treated as earned and received in the taxable year in which the excess Matching Contribution was made. If the amount of the excess Matching Contributions, together with any After-Tax Contributions refunded hereunder and Excess Deferrals refunded under
      Section 3.02(c) above, is less than $100.00, then all such amounts, including allocable income, shall be treated as earned and received in the Employee's tax year of receipt. If excess Matching Contributions are paid after the close of the first 2-1/2 months following the end of the Plan Year of contribution, any such amounts, including the allocable income, shall be treated as earned and taxable in the year of receipt, and the Employer shall be subject to the 10% penalty tax of Code Section 4979.

            (4) Family Aggregation Rule. For purposes of determining the ACP of a Participant who is a 5-Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the contributions included in the ACP and Compensation of such Partici- pant shall include the same kind of contributions and the Compensation for the Plan Year of Family Members to the extent and in the manner provided in Treasury regulations. Such Family Members shall be disregarded as separate employees in determining the ACP both for Participants who are Highly Compensated Employees and for all other Participants.

      (d) Multiple Use Test. Effective with respect to Plan Years specified in Treasury Regulations, if the high-paid average ACP computed under subsection (c) above exceeds 125% of the lower-paid average ACP and if the high-paid average ADP computed under Section 3.02(c) also exceeds 125% of the lower-paid average ADP computed under that section (but in each case, the percentages otherwise satisfy the test set forth in Section 3.02(c)), then such contributions and deferrals shall remain in the Plan only if the aggregate limit of the multiple use test set forth in Proposed Income Tax Regulation Section 1.401(m)-2(b) is met. If such aggregate limit is exceeded, then the Employer Matching Contributions and the Employee After-Tax Contributions, or the Before-Tax Employee Contribu- tions made by or on behalf of Highly Compensated Participants, shall be reduced pro-rata as the Committee deems necessary in the same manner as set forth in Sections 3.02 and 3.03, until such aggregate limit is not exceeded.

      (e) Reversion. Employer Matching Contributions shall be irrevocable, subject to subsection (c) of this Section and to the exceptions provided in
Section 3.08.

      (f) Allocation. Subject to Section 7.03, Employer Matching Contributions made under this Section shall be allocated as of each Accounting Date within the Plan Year to and among the Employer Matching Contribution Accounts of those Participants who elected to make and who were allocated Before-Tax Employee Contributions.

      (g) Vesting. A Participant's Employer Matching Contribution Account shall be 100% nonforfeitable at all times (subject, however, to investment gains and losses and allocable expenses).

Section 3.04  Supplemental Contributions.

      (a) Amount. The amount of the Employer's Supplemental Contribution to the Plan for each Plan Year shall be determined by an annual resolution of the Employer's board of directors.

      (b) Payment. The Employer's Supplemental Contribution, as determined under subsection (a), shall be paid to the Fund not later than the due date (including extensions) for the Employer's federal income tax return for the taxable year of the Employer with respect to which the contribution is made.

      (c) Limitation. In no event shall the Employer deduct, for federal income tax purposes, a Supplemental Contribution to the Fund, which, when aggregated with Employer Matching Contributions, Employer Fixed Contribution and Before-Tax Employee Contributions made to the Fund, exceeds the amount deductible for the Employer's taxable year with respect to which the contribution is made, as determined under Code Section 404.

      (d) Reversion. Employer Supplemental Contributions shall be irrevocable, subject to subsection (c) of this Section and to the exceptions provided in Section 3.08.

      (e) Allocation. Subject to Section 7.03, Employer Supplemental Contributions made under this Section shall be allocated as of the last day of the Plan Year to and among the Employer Supplemental Contribution Accounts of those Participants who are Employees of the Employer on the last day of the Plan Year and who have completed 1,000 Hours of Service during the Plan Year in question.

            (1) Allocations before January 1, 1994. Prior to January 1, 1994, Employer Supplemental Contributions shall be allocated in proportion to the Compensation for the Plan Year of each such Participant as compared to the total Compensation of all such Participants for the Plan Year.

            (2) Allocations after December 31, 1993. After December 31, 1993, Employer Supplemental Contributions shall be allocated in proportion to the amount of Before-Tax Employee Contributions of each such Participant for the Plan Year compared to the total Before-Tax Employee Contributions of all such Participants for the Plan Year; provided, that in no event shall the ratio of the amount allocated to the Supplemental Contributions Account of any Highly Compensated Employee to such Highly Compensated Employee's Compensation for the Plan Year exceed the greater of:

                  (A) 125% of the contribution percentage [as defined in Code Section 401(m)(3)] for all non-Highly Compensated Employees who are eligible for an allocation for the Plan Year, and

                  (B) the lesser of 200% of the contribution percentage for such non-Highly Compensated Employees, or such contribution percentage for all such non-Highly Compensated Employees plus two percentage points.

      Allocations made under this Section 3.04 after December 31, 1993 shall be included in the multiple use test set forth in Section 3.03(d). Should the limitation in Section 3.03(d) be exceeded with respect to any Plan Year, the allocations to Highly Compensated Employees of contributions under this Section 3.04 shall be reduced to the extent necessary to comply with such limitation.

In the Plan Year of a Participant's retirement, death, disability or authorized leave of absence, the requirement for employment with the Employer on the last day of the Plan Year shall be waived, but only if the Participant completes at least 1,000 Hours of Service in and has some Compensation for the Plan Year.

      (f) Vesting. Subject to investment gains and losses and allocable expenses, a Participant's Employer Supplemental Contribution Account shall become 100% nonforfeitable upon the Participant's attainment of Normal Retirement Age, upon his disability as provided in Section 5.02, upon his death prior to termination of employment with the Employer or upon his completion of five Years of Service. In all other cases, commencing January 1, 1994, a Participant's Employer Supplemental Account shall become 100% nonforfeitable, subject to the provisions of Section 10.01(d) if applicable, in accordance with the following schedule:

      Percent Vested in Employer Supplemental
      Participant's Years of Service Contributions:

      less than 1 year                             0%
      at least 1 year but less than 2 years       20%
      at least 2 years but less than 3 years      40%
      at least 3 years but less than 4 years      60%
      at least 4 years but less than 5 years      80%
      5 or more years                            100%

      Any forfeiture that occurs shall occur in the manner specified by
Section 7.01(c) and shall be used to reduce future Employer Supplemental Contributions.

Section 3.05  Employer Fixed Contributions.

      (a) Amount. The amount of the Employer Fixed Contribution shall be determined by the Company. Such determination shall be made no later than the last day of each Plan Year.

      (b) Payment. The Employer Fixed Contribution, if any, as determined under subsection (a), shall generally be paid to the Plan as of the last day of the Plan Year. In no event shall the Employer Fixed Contribution be paid to the Plan later than the due date (including extensions) for the Employer's federal income tax return for the taxable year for which such contribution is made.

      (c) Limitation. In no event shall the Employer deduct, for federal income tax purposes, an Employer Fixed Contribution, which, when aggregated with Employer Matching Contributions, Before-Tax Employee Contributions and Supplemental Contributions, exceeds the amount deductible for the Employer's taxable year with respect to which the contribution is made, as determined under Code Section 404.

      (d) Allocation. Subject to Section 7.03, the Employer Fixed Contribution shall be allocated as of the last day of the Plan Year to and among the Accounts of those Participants who are employees of the Employer on the last day of the Plan Year and who have completed at least 1,000 Hours of Service during the calendar year ending with or within such Plan Year. The Employer Fixed Contribution shall be allocated equally among the eligible Participants.

      (e) Vesting. A Participant's Employer Fixed Contribu-tions Account shall be 100% nonforfeitable at all times (subject, however, to investment gains and losses and allocable expenses).

Section 3.06  Rollover Contributions and Direct Plan-to-Plan Transfers.

      (a) Eligibility. Any Employee may pay to the Fund, or arrange for the direct transfer to the Fund from another qualified retirement plan, provided that in each case the Plan Administrator agrees, a contribution of an amount that qualifies for rollover treatment under Code Section 402(c) or 408(d)(3)(A)(ii).

      (b) Payment. An Employee's rollover contribution to the Plan, other than a direct transfer, must be made to the Fund not later than the 60th day after the day on which he received the distribution being rolled over.

      (c) Limitation. An Employee may not roll over to the Plan: (1) a contribution which exceeds in value the amount received (or the proceeds of the sale of property received) in a distribution described in paragraph (a);
(2) any amounts representing non-deductible employee contributions made under any other plan and in which the Employee has other than a zero income tax basis; (3) any amount representing a lifetime annuity payment or a periodic distribution over a period of ten years or more as described in Code Section 402(c)(4)(A); or (4) any amount that is a required distribution under Code
Section 401(a)(9).

      (d) Reversion. Rollover contributions may in no event revert to the Employer.

      (e) Allocation. The Trustee shall allocate a contribution made pursuant to this section to a Rollover Contribution Account as of the Accounting Date immediately following the date the contribution was made. Prior to such Accounting Date, or if the Employee has not yet become a Participant under the Plan, any such contribution shall be allocated by the Trustee to a temporary account, and as of the next Accounting Date, or if later, as soon as the Employee does become a Participant, any such amount in this temporary account shall become a regular Rollover Contribution Account which shall be part of the Participant's Account.

      (f) Vesting. A Participant's Rollover Contribution Account shall be 100% nonforfeitable at all times (subject, however, to investment gains and losses and allocable expenses).

      (g) Investment. An Employee may direct the investment of his temporary rollover account and his Rollover Contribution Account in the manner described in Section 4.01, even if he has not yet become a Participant in accordance with Article 2.

Section 3.07 No After-Tax Employee Contributions. After-tax contributions by Participants are no longer permitted for Plan Years commencing after December 31, 1990. Any after-tax Employee contributions made in prior Plan Years shall be maintained in frozen accounts and shall be payable in accordance with the applicable Plan provisions in the same manner as nonforfeitable amounts derived from Employer contributions.

Section 3.08  Reversion of Contributions.

      (a) Except as specifically provided in this Section 3.08, Section 3.02(d) and Section 3.03(e), all contributions made by the Employer shall be irrevocable. All amounts paid to the Fund by the Employer shall be used and applied for the exclusive benefit of Participants and Beneficiaries; provided, however, that payment of administrative expenses of the Fund with assets of the Fund shall be considered payment for the exclusive benefit of Participants and Beneficiaries.

      (b)(1) Notwithstanding subsection (a) or any other provision of the Plan to the contrary, a contribution made to the Plan by the Employer may be returned to the Employer if: (A) such contribution was made by the Employer by mistake of fact, provided that the contribution is returned to the Employer within one year after payment of the contribution; (B) subsequent to the original effective date of the Plan, the Commissioner of Internal Revenue or his representative issues a determination letter stating that the Plan does not initially qualify under Section 401(a) of the Code, provided that all contributions to which the letter relates are returned to the Employer within one year after the denial of initial qualification of the Plan; or (C) the Plan is terminated and there is a balance in a special suspense account created under Section 7.03, in which case such balance, which may include forfeitures, may be returned to the Employer.

      (2) Employer contributions to the Plan are contingent on the deductibility thereof for federal income tax purposes. Notwithstanding any other provision of the Plan to the contrary, to the extent that a deduction claimed by the Employer on its federal income tax return under Section 404 of the Code for a contribution to the Plan is subsequently denied, in whole or in part, the portion of the contribution for which the deduction is denied may be returned to the Employer.

      (3)   The amount which may be returned to the Employer is the excess of
(A) the amount contributed by the Employer over (B) the amount that would have been contributed if there had been no mistake in fact or a mistake in determining the amount of the federal income tax deduction. Earnings attributable to the excess contribution may not be returned and any losses that are attributable to the excess contribution will reduce the amount that may be returned to the Employer.

      The return to the Employer of the amount involved must be made within one year of the mistaken payment of the contribution, the date of denial of qualification, or disallowance of the deduction, whichever is applicable.


              ARTICLE 4.  INVESTMENT AND VALUATION OF ACCOUNTS

Section 4.01  Investment Elections.

      (a) Investment Options. A Participant who is in active employment of the Employer, or who ceases to be so employed but elects a deferred distribution of his Account, shall invest his Account among such investment funds as are made available from time to time by the Trustee at the direction of the Plan Administrator. The Plan Administrator from time to time may change the available investment funds. In such event, the Plan Administrator shall give reasonable notification to Participants of such change. A Participant may invest all or part of his Account in any one or more of the funds so established, but only in whole increments of five percent of the value of such Account.

      (b) Method of Election. Each Participant shall indicate his initial election for investment of his Account by filing a written designation with the Plan Administrator on a form provided by the Plan Administrator. Thereafter, any changes shall be effected as permitted under procedures established by the Trustee and the Plan Administrator.

      (c)   Frequency of Election.

            (1) Future Contributions. With respect to future contributions, a Participant who is actively employed by the Employer may change his investment election at such times (not less frequently than once per calendar quarter) as shall be determined and communicated to Participants by the Plan Administrator. The new election shall become effective with respect to contributions received by the Trustee after receipt of the Participant's new election. In the absence of a new election, future contributions shall be invested in the available funds in the same proportions as specified in the Participant's most recent election.

            (2) Existing Accounts -- Interfund Transfers. With respect to his existing Account balance, a Participant who is actively employed by the Employer, or who ceases to be so employed but elects a deferred distribution of his Account, may change his election and request a transfer of monies among the available funds as of the first day of each calendar quarter and at such additional times as shall be determined by the Plan Administrator. The procedures for transferring monies among the available investment funds shall be determined by the Trustee and the Plan Administrator and shall be communicated to Participants. Such transfers generally shall become effective on the date specified by the Participant, subject to such limitations as may be imposed by the various investment funds and to the notice requirements of the Trustee. However, in the sole discretion of the Plan Administrator any transfer may be made effective at such later date as is appropriate to effectuate the Participant's new election without incurring significant losses or transaction costs. The Plan Administrator shall direct the Trustee to transfer monies or other property from the appropriate fund(s) to the other fund(s) as may be necessary to appropriately reflect the aggregate transfer transactions after the Plan Administrator has caused the necessary entries to be made in the Participants' Accounts in the funds and has reconciled offsetting transfer elections, in accordance with uniform rules established by the Plan Administrator.

      (d)   Effect of Investment Directions.  Except as provided by ERISA
Section 404(c) and the regulations thereunder, the Trustee shall have no fiduciary responsibility with respect to the selection of the Plan's investment funds, and neither the Employer, the Trustee, nor any other fiduciary with respect to the Plan shall have any liability in connection with any losses that are the direct and necessary result of the investment choices made by Participants. The Trustee's only responsibility shall be with respect to the individual investments of any investment funds that are offered and operated by the Trustee and made available for Participant investments under the Plan, and which are not controlled by an independent investment manager. The only responsibility of the Employer shall be to review periodically, in its capacity as Plan Administrator, the performance of the investment funds made available under the Plan and to change the available funds offered when appropriate.

      (e) Effect of Distributions. A loan, hardship withdrawal or in-service distribution shall be disbursed pro-rata from the investment fund or funds in which the Participant's Account is invested. However, no amount shall be disbursed from that portion, if any, of the Participant's Account which is invested in guaranteed investments contracts issued by Maccabees Life Insurance Company until all amounts in the other investment funds in which the Participant's Account is invested have been disbursed. Loan repayments shall be allocated to the investment funds in the same manner as the current contributions being made to the Participant's Account.

Section 4.02  Valuations.

      (a) Frequency of Valuations. The Committee shall direct the Trustee to value the Fund at least annually or on regular Accounting Dates specified by the Committee.

      (b) Valuation at Fair Market Value. All assets shall be valued by the Trustee on the basis of fair market value.

      (c) Adjustment for Earnings, Gains, Expenses and Losses. Each Participant's Account shall be adjusted as of each Accounting Date for earnings, gains, expenses and losses with respect to the investments of that Account, but taking into account, in a manner determined to be equitable by the Trustee (with the consent of the Committee), any contributions to or distributions from such Account since the immediately preceding Accounting Date.

      General expenses of the Plan that are not attributable to any particular fund shall be allocated among Participants' Accounts in proportion to the value of each such Account on the immediately preceding Accounting Date, but again taking into account contributions to and distributions from such Accounts since the immediately preceding Accounting Date, as determined by the Trustee (with the consent of the Committee).

      (d) Allocation of Contributions. Finally, after the valuation and adjustment procedures of subsections (b) and (c) of this Section, contributions made since the last Accounting Date shall be allocated to the respective Accounts of Participants in accordance with the procedures specified in Article 3.

Section 4.03  Statements of Value of Participants' Accounts.

      The Committee shall, not less frequently than annually, deliver to each Participant a statement setting forth the value of the Participant's Account, including a breakdown of the various sub-accounts.


         ARTICLE 5.  RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT

Section 5.01  Retirement.

      A Participant may retire as of the first day of the month coincident with or next following his 65th birthday, which day shall be called the Participant's Normal Retirement Date. A Participant who continues to be actively employed by the Employer after his Normal Retirement Date shall continue to be a Participant in the Plan as long as he remains so employed by the Employer. A Participant who attains Normal Retirement Age shall be 100% vested in his Account, and if he retires under this Section, he shall be entitled to distribution of his Account balance at the time and in the manner provided by Article 6.

Section 5.02  Disability.

      A Participant who is determined by the Committee to be under a Total and Permanent Disability, as defined in this Section 5.02, shall be considered to have taken a disability retirement as of the date the Committee so determines the Participant to be Totally and Permanently Disabled. "Total and Permanent Disability" and "Totally and Permanently Disabled" means a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which renders him incapable of engaging in any occupation or employment for wage or profit.

      Total and Permanent Disability shall not include any condition arising by reason of the Participant's (i) engagement in a felonious act, (ii) self-infliction of an injury, or (iii) performance of military service. Disability of a Participant shall be determined by a licensed physician chosen by the Committee. Standards for the determination of disability shall be uniformly applied to all Participants. A Participant who becomes disabled as provided in this Section shall be entitled to distribution of 100% of his Account balance at the time and in the manner provided by Article 6.

Section 5.03  Death and Designation of Beneficiary.

      If a Participant dies prior to his termination of employment with the Employer, the entire balance of such Participant's Account shall become payable to the Participant's designated Beneficiary. Every Participant's designation shall specify the share to be received by each Beneficiary and shall indicate how any remaining balance is to be paid in the event of the death of the designated Beneficiary or Beneficiaries. Such designation of a Beneficiary may be changed from time to time by the Participant by filing a new designation with the Committee.

      If any Participant fails to designate a Beneficiary, or if all Beneficiaries predecease the Participant, any balance in the Account shall be paid to the Participant's surviving spouse, or if his spouse does not survive, then to the Participant's estate. If a Beneficiary survives the Participant but fails to collect all amounts payable on behalf of the Beneficiary from the Participant's Account, the balance shall be paid to the Beneficiary's estate, unless specified otherwise by the Participant in his Beneficiary designation.

      A Participant's designation of Beneficiary shall be made on a form prescribed by, provided by, and filed with the Committee. In any case where the Participant is married and has designated a primary Beneficiary other than his spouse, the Participant's spouse must sign the designation form which either (a) must designate a specific beneficiary that cannot be changed without subsequent spousal consent, or (b) must expressly permit subsequent designations by the Participant without any requirement of further consent by the spouse. In each case, the spouse's written consent must acknowledge the effect of the Participant's designation of a beneficiary other than the spouse, and the spouse's signature must be witnessed by a notary public.

      Distribution of 100% of the deceased Participant's Account balance to his Beneficiary shall be made at the time and in the manner provided by
Article 6.

Section 5.04  Termination of Employment prior to Retirement, Disability or
Death.

      A Participant who terminates employment with the Employer, and who is not entitled to distribution of his nonforfeitable Account balance under any previous Section of this Article 5, shall be entitled to distribution of such balance at the time and in the manner provided by Article 6.


                          ARTICLE 6.  DISTRIBUTIONS

Section 6.01 Date of Distribution. Following a Participant's termination of employment due to retirement, disability, death, or otherwise, distribution of benefits from such Participant's Account shall be made to the Participant (or to his Beneficiary) as of the date elected, or deemed elected, under Section 6.02.

Section 6.02  Distribution Options.

      (a) Notice of Distribution Options. Each Participant (or in the case of the death of a Participant, each Beneficiary) entitled to receive benefits under the Plan shall be notified by the Plan Administrator of the distribution options available. This notification shall be made at such time as is required by law, or in the absence of applicable law, at such time as the Plan Administrator deems practical under the circumstances. Along with such notification, the Plan Administrator shall provide a form on which the Participant (or Beneficiary) may apply for benefits and elect a distribution option.

      (b) Election. Subject to the restrictions in paragraph (d) below, each Participant shall be entitled to elect, on a form prescribed by and filed with the Plan Administrator prior to the commencement of benefits, the distribution option by which the nonforfeitable portion of his Account shall be distributed and the date on which payments should be made (subject, however, to the limitations in (c) below and the cash-out rules in paragraph
(e) below). In the case of the death of a Participant, and subject to the restrictions in paragraph (d) below, the Participant's Beneficiary shall be entitled to indicate on a form prescribed by and filed with the Plan Administrator that Beneficiary's election as to the date of distribution of the deceased Participant's nonforfeitable Account balance. A Participant or Beneficiary may elect only one distribution option, except that where a direct rollover of less than the full nonforfeitable balance of the Account is elected pursuant to paragraph (c)(2) below, another option for distribution of the remaining balance may be made. The Plan Administrator, upon receipt of forms filed pursuant to this section, shall direct the Trustee as to the time and manner of distribution.

      (c) Options. The following shall be the distribution options available to a Participant (or his Beneficiary) who is entitled to receive benefits, except as otherwise limited in paragraphs (c)(2) and (d) below:

            (1)   A single lump sum payment;

            (2) On and after January 1, 1993, a direct rollover of all or a portion of the Participant's nonforfeitable Account balance as specified in Section 6.08.

Subject to the restrictions in paragraph (d) below and the cash-out rules in paragraph (e) below, a Participant who has separated from employment may elect, pursuant to rules established by the Committee, to defer distribution of the nonforfeitable portion of his Account balance to any subsequent date.

      (d) Restrictions. Distributions under this Article 6 shall be subject to the following restrictions where applicable:

            (1) Each Participant's Account balance must be distributed to him in full no later than the April 1st following the calendar year in which he attains age 70-1/2 ("Required Distribution Date"), except that the Required Distribution Date of any Participant (other than a 5-Percent Owner described in the next sentence) who attained age 70-1/2 prior to January 1, 1988 shall be the April 1st following the calendar year in which he retires; any Participant who at any time during or after the Plan Year in which he attains age 66-1/2 is or becomes a 5-Percent Owner shall have, as his Required Distribution Date, the April 1st following the calendar year in which he attains age 70-1/2.

            (2) If the Participant dies after his Required Distribution Date but before his entire Account balance has been distributed, the remaining amount shall be distributed as soon as possible to the Participant's designated Beneficiary in a single lump sum payment. If a Participant dies prior to his Required Distribution Date and before distribution of his Account balance, or if the Participant's surviving spouse dies before distribution of the Account balance has been made to such surviving spouse, then the entire nonforfeitable Account balance must be distributed to the Participant's designated Beneficiary by December 31 of the year containing the fifth anniversary of the Participant's death (or the death of his surviving spouse), except that where the Beneficiary is the Participant's surviving spouse, the required distribution date need not be earlier than December of the year in which the Participant would have attained age 70-1/2.

            (3) Notwithstanding paragraph (1) or (2) above or any other provision of the Plan to the contrary, in no event shall distribution of a Participant's Account be made later than the 60th day after the close of the Plan Year in which occurs the latest of the following events:
      (A) the date on which the Participant attains age 65, (B) the date which is the 10th anniversary of the day the Participant commenced participation in the Plan, (C) the date the Participant terminates employment with the Employer, or (D) the date specified by the Participant in his election made pursuant to this Section 6.02.

            (4) In no event shall any distribution from a Participant's Account, other than a hardship distribution under Section 6.05 or an in-service distribution under Section 6.06, be made earlier than: (A) the Participant's retirement, death, disability, separation from service, or attainment of age 59-1/2; (B) the termination of the Plan pursuant to Section 10.02 without establishment of a successor plan; (C) the date of sale by the Employer of substantially all of its assets to a corporation in whose employment the Participant continues; or (D) the date of sale by the Employer of a subsidiary in whose employment the Participant continues.

            (5) In no event shall any provision of this Article 6 be construed so as to allow any Participant to create a death benefit which is more than incidental within the meaning of Treasury Regulation
      Section 1.401(a)-14(b)(3).

      (e) Cash-Outs. Notwithstanding the Participant's (or the Participant's Beneficiary's) election to the contrary, if a Participant's nonforfeitable Account balance at the time of distribution does not exceed, and at the time of any prior distribution did not exceed, the amount of $3,500, the Plan Administrator shall make an immediate lump sum distribution to a Participant, or in the case of a Participant's death, to the Participant's Beneficiary, or to such other plan, account or annuity as the Participant or Beneficiary may direct under Section 6.02(c)(2) above, of the Participant's entire nonforfeitable Account balance, provided that the distribution is made no later than the close of the second Plan Year following the Plan Year in which the Employee's participation in the Plan terminates.
In no event shall any Participant whose nonforfeitable Account balance exceeds, or at the time of any prior distribution exceeded, the amount of $3,500 be required, without the written consent of the Participant, to take a distribution of his Account prior to his attainment of Normal Retirement Age.

Section 6.03  Valuation of Accounts, Forfeitures, and Subsequent
Distributions.

      (a) Valuation of Account. Following the date of a Participant's retirement, disability, death, or other termination of employment, the Plan Administrator shall direct a valuation of the Fund for purposes of determining the value of the Participant's Account and the forfeitable portion of such Account, if any. The valuation shall be made as of the Accounting Date coinciding with or immediately following the Participant's last day of employment, unless distribution of the Account is to be deferred for any reason, in which case the valuation shall be made as of the Accounting Date coinciding with or immediately preceding the date of distribution. A Participant who has been determined by the Committee to be Totally and Permanently Disabled may request an immediate distribution of 50% of his nonforfeitable Account balance as of the immediately preceding Accounting Date. Such partial distribution shall be made as soon as practicable following the Committee's receipt of the Participant's request and the balance of the Participant's nonforfeitable Account (as adjusted for the partial distribution) shall be distributed pursuant to Section 6.02.

      (b) Forfeitures. The forfeitable portion of the retired, disabled, deceased, or terminated Participant's Account, if any, shall be forfeited and returned to the Fund (for allocation as provided in Article 3) at the time and in the manner prescribed under the applicable service rules in Section 7.01.

      (c) Subsequent Distributions. In the case of a Participant who, pursuant to Article 3, is entitled to any allocations of Employer contributions to his Account for the Plan Year in which he retires, becomes disabled, or dies, and who receives a lump sum distribution for a date prior to the date on which such allocations are determined and made, the Trustee, at the direction of the Plan Administrator, shall either delay the distribution until such time as all final allocations have been determined and made, or make a separate distribution to the Participant (or to his Beneficiary in the case of death) of the nonforfeitable amount finally allocated to the Participant's Account for the Plan Year. Any separate distribution shall be made in a single payment as soon as practical, as determined by the Plan Administrator and the Trustee, after the final allocation.

Section 6.04  Loans to Participants.

      (a) General Rules. In addition to the powers granted under Article 9, the Committee shall have the power to establish a Participant loan program and to direct the Trustee to make loans to Participants from their vested Accounts. Subject to the special rules provided in subsection (d) below, the general rules in the following paragraphs apply to Participant loans.

      Any application by a Participant to borrow money from his Account shall be made by written request to the Committee, on a form prescribed and provided by the Committee. If, after appropriate investigation, the Committee approves a loan application, the Committee shall direct the Trustee to withdraw from the Participant's Account and disburse to the Participant by check the amount requested and approved, but only upon the following terms and conditions:

            (1) The loan shall be evidenced by a promissory note which shall be in a form prescribed by the Committee;

            (2) The loan shall be for a principal amount which, when added to the outstanding balance of any other loan or loans of the Participant from the Plan and from any other tax-qualified retirement plan of the Employer (including plans of other employers required to be aggregated with this Plan pursuant to Code Section 414(b), (c), or (m)) does not exceed the lesser of:

                  (A) $50,000, reduced by the excess (if any) of the highest outstanding balance of the Participant's Plan loans during the one-year period ending on the day before the date on which the loan is to be made, over the outstanding balance of Plan loans on the date on which such loan is to be made, or

                  (B)  50% of the Participant's vested Account balance.

            (3) The loan shall bear a reasonable rate of interest, comparable to that being charged by local financial institutions on loans of a similar character;

            (4) The loan shall be for a prescribed term of no longer than five years, unless the loan is for the purchase of the Participant's principal residence;

            (5) The loan shall provide for specific terms of repayment, in substantially equal installments of principal and interest, made at least quarterly, which terms the Committee may request the Employer to implement by appropriate withholding from the Participant's regular salary or wages;

            (6) The loan shall be secured, notwithstanding any other provision of the Plan to the contrary, by a pledge of the Participant's Account balance as of the date of the loan, or if the Committee otherwise determines to be appropriate, shall be secured by other collateral comparable to that customarily required by local financial institutions, and by an irrevocable wage assignment if permitted by local law;

            (7) The loan shall be subject to the availability of cash in the Fund for making loans.

      (b) Treatment of Repayments. For purposes of the allocation of earnings, gains and losses of the Fund and the determination of the balance of a Participant's Account on any Accounting Date under Article 4, a loan under this Section shall be treated as a nontaxable withdrawal from the Participant's Account on the date the loan proceeds are disbursed to the extent of the principal amount borrowed, and each payment on the loan shall be treated as an addition to the Account on the date received to the extent such payment constitutes repaid principal. Interest paid by a Participant on any loan shall be credited directly to the Account of that Participant.

      (c) Default. The Committee may direct the Trustee to take any action which may be necessary or appropriate to permit the Committee to enforce collection of an unpaid loan. A loan shall be deemed to be in default upon the Participant's failure to timely make any scheduled repayment of principal or interest and expiration of any reasonable grace period that may be permitted by the Committee and allowed by law. The Trustee, at the direction of the Committee, shall report the amount of any defaulted loan as a taxable distribution to the Participant at the time and to the extent required by law.

      Upon the occurrence of any event permitting a distribution from the Plan, any balance of the loan which still remains unpaid (including any unpaid interest due) shall be recharacterized as a distribution, deducted from the Participant's Account balance and reported by the Trustee as taxable income to the Participant, if not previously reported as a taxable distribution pursuant to the preceding sentence.

      (d) Special Rules. In addition to the terms and conditions provided in the preceding subsections of this Section, loans to Participants shall be subject to the following terms and conditions:

            (1) All loans under the Plan shall be made strictly in accordance with the provisions of this Section and the specific Participant loan provisions described in Section 2550.408b-1(d) of the Department of Labor Rules and Regulations for Fiduciary Responsibility, and any additional rules which may be adopted by the Committee;

            (2) Loans shall be available to all Participants on a reasonably equivalent basis in a uniform and nondiscriminatory manner, although the Committee may make distinctions on the basis of credit-worthiness of the Participant, the liquidity of the Participant's Account and of the Fund at the time of receipt of the Participant's loan application, and such other factors as the Committee deems relevant in protecting the interests of all Participants in the Fund;

            (3) The loan shall be disbursed only in whole increments of $100, with a minimum loan of $1,000;

            (4) The loan proceeds need not be disbursed to the Participant by the Committee prior to the expiration of 30 days from the date of receipt by the Committee of the Participant's loan application;

            (5) The loan shall be subject to the ability of the Trustee to liquidate prior investments directed by the Participant for his Account, and all costs of liquidating the Account to cash for purposes of making the loan; and

            (6) No more than one loan may be outstanding to a Participant at any time.

Section 6.05  Distribution Due to Hardship.

      (a) Withdrawal Procedure. A Participant may apply for a distribution because of a hardship (as defined in subsection (b) below) by filing a written application with the Committee. The amount of any hardship distribution shall be limited to the least of (1) the amount which the Committee determines is required to relieve the financial need caused by the hardship, (2) the Participant's Before-Tax Employee Contribution Account balance, including the accumulated earnings thereon as of December 31, 1988, if any, plus the cumulative total of the Participant's Before-Tax Employee Contributions to the Plan after December 31, 1988, or (3) the Participant's current nonforfeitable Account balance.

      The amount approved by the Committee for withdrawal due to hardship shall be disbursed as soon as is practicable following the end of the calendar month in which the Committee approved the hardship withdrawal request. However, a partial distribution of the amount approved as a hardship withdrawal may be made prior to the date provided in the preceding sentence, if requested by the Participant. Such partial distribution shall be equal to the lesser of (i) 50% of the Participant's nonforfeitable Account balance as of the immediately preceding Accounting Date, or (ii) the amount approved as a hardship withdrawal. A partial distribution shall be disbursed as soon as is practicable following the Committee's receipt of the Participant's written request for such partial distribution and the balance, if any, of the approved hardship withdrawal shall be disbursed as provided in the first sentence of this paragraph.

      (b) Hardship Definition. A hardship shall be considered to exist only if (1) the Participant has an immediate and heavy financial need for the funds, and (2) the hardship distribution requested is necessary to satisfy such financial need.

      (c) Financial Need. Subsection (b)(1) shall be satisfied where the requested distribution is on account of:

            (1) Medical expenses described in Code Section 213(d) that are incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) and are not covered by any medical program provided by the Employer;

            (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

            (3) The payment of tuition and related education fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code Section 152);

            (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's residence;

            (5) Such other conditions that the Committee finds justify an immediate and heavy financial need under rules published from time to time by the Internal Revenue Service.

      (d) Necessity. Subsection (b)(2) shall be deemed satisfied if, and only if, all of the following conditions are satisfied:

            (1) The Participant already has obtained all distributions, other than hardship distributions and all nontaxable loans that currently are available under all plans maintained by the Employer based on his current credit situation;

            (2) The Participant agrees, in writing, to suspend all Before-Tax and any After-Tax Employee Contributions under this Plan and any other plan of the Employer for a period of 12 months after receipt of the hardship distribution; and

            (3) The Participant further agrees, in writing, to a reduction under this Plan and any other plans maintained by the Employer, of the otherwise applicable limit (under Code Section 402(g)) on his Before-Tax Employee Contributions for his taxable year following the taxable year of the hardship distribution by an amount equal to his Before-Tax Employee Contributions made to this Plan and any other plan of the Employer in the taxable year of the hardship distribution.

      (e) Determination of Hardship. A Participant's request for a hardship distribution shall be accompanied or supplemented by such written evidence as the Committee may reasonably request. The Committee, in its discretion, may grant a request for a hardship distribution and may direct the Trustee to permit such Participant to make a withdrawal if, in its discretion, the Committee finds, based on all relevant facts and circumstances, that a condition of hardship as defined above exists. In making its determinations, the Committee shall adopt and follow uniform and non-discriminatory rules and its decisions shall be final and binding.

      (f) Costs. Any distribution pursuant to this Section shall be subject to all costs of liquidating the Account, including but not limited to early withdrawal penalties, brokerage fees, market value adjustments, and similar charges.

Section 6.06  In-Service Distributions.

      A Participant who has attained age 59-1/2 may request a distribution of all or any portion of his nonforfeitable Account balance. A request for an in-service distribution under this Section 6.06 shall be made in writing to the Committee. A distribution so requested and approved by the Committee shall be made as soon as practicable following the end of the calendar month in which the Committee received the distribution request.

Section 6.07  Premature Distributions.

      (a) General Rule. Any distribution made to a Participant prior to his attainment of age 59-1/2, for any reason other than one described in subsection (b) of this Section, shall be subject to the 10% penalty tax of Code Section 72(t).

      (b) Exceptions. The following distributions shall not be subject to the 10% penalty tax described above:

            (1) Any distribution made to a Beneficiary (or to the estate of the Participant) on or after the death of the Participant;

            (2) Any distribution made on account of the Participant's disability within the meaning of Code Section 72(m)(7);

            (3) Any distribution to the Participant after his separation from service on or after attainment of age 55;

            (4) Any distribution which is part of a series of substantially equal periodic payments, made at least annually for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of such Participant and his Beneficiary, unless the periodic payments are subsequently modified (other than by reason of the Participant's death or disability) before the Participant reaches age 59-1/2 or at any time after that age but within the 5-year period beginning with the date of the first payment, in which case the penalty tax shall apply retroactively from the first payment;

            (5) Any distribution made to the Participant (other than a distribution described in (1) to (4) above) to the extent such distribution does not exceed the amount allowable as a deduction under Code Section 213 to the Participant for amounts paid during the taxable year for medical care (determined without regard to whether the Participant itemizes deductions for such taxable year);

            (6) Any distribution to an alternate payee pursuant to a qualified domestic relations order (within the meaning of Code Section 414(p)(1)); or

            (7) Any distribution made to cure an excess Before-Tax Employee Contribution or Employer Matching Contribution in accordance with the procedures of Section 3.02(c) or 3.03(c).

Section 6.08 Distributions to Alternate Payees. In the event that a qualified domestic relations order as defined in Code Section 414(p) ("QDRO") is issued with respect to a Participant, any alternate payee as defined in Code Section 414(p)(8) who is designated in the QDRO may elect to receive the portion of the Participant's account awarded to him under the QDRO in an immediate single lump sum payment. If the alternate payee elects such option, payment shall be made as soon as administratively feasible after the Plan Administrator has approved the QDRO, even though the Participant may not be entitled to a concurrent Plan distribution under the provisions of Article 5. If the alternate payee does not elect the immediate payment option, the benefit awarded to him under the QDRO shall be paid to the alternate payee when the Participant reaches his earliest retirement age (as defined in Code
Section 414(p)(4)) or when the Participant otherwise first becomes entitled to a distribution under the terms of the Plan. Notwithstanding the preceding sentence, if the portion of the Participant's account awarded to the alternate payee has a present value of $3,500 or less, payment to the alternate payee automatically shall be made in an immediate lump sum payment.

Section 6.09  Direct Rollovers after 1992.

      (a) Application. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that otherwise would limit a distributee's election under the Plan, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

            (1) Notice Requirement. Except as provided in paragraph (2), a distribution shall not be made less than 30 days nor more than 90 days after the distributee is given notice of the right to elect a direct rollover, as specified in Section 1.411(a)-11(c) of the Income Tax Regulations.

            (2) Waiver of Notice. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (A) The Plan Administrator clearly informs the distributee that the distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (B) the distributee, after receiving the notice, affirmatively elects a distribution.

      (b)   Definitions.

            (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                       ARTICLE 7.  SPECIAL PROVISIONS

Section 7.01  Service Rules.

      (a) Includible Service. Subject to the rules for crediting such service, an Employee's Eligibility Service and Years of Service may include periods during which the Employee was:

            (1) Employed by the Employer in a category of employees excluded from the Plan;

            (2) Employed by an employer which is a member of a controlled group of corporations (as defined in Code Section 1563(a) without regard to Subsections (a)(4) and (e)(3)(C)) which includes the Employer, by an employer which is a trade or business under common control (as defined in Code Section 414(b) and (c)) with the Employer, or by an employer which is part of an affiliated service group (as defined in Code Section 414(m)(2) and (5)) including the Employer;

            (3) A leased employee (as defined in Code Section 414(n)(2)) who performed services for the Employer, to the extent provided by Code
      Section 414(n) and the regulations thereunder;

            (4) Employed by a predecessor employer of the Employer, the plan of which predecessor is the Plan maintained by the Employer; and

            (5) Employed by a predecessor employer of the Employer, even though the Plan is not the plan maintained by the predecessor employer, but only if service with such predecessor employer is required to be included in the individual's Year of Service by regulations under Code
      Section 414(a)(2).

      (b) Years of Service. An Employee shall not lose Years of Service credit in any of the following situations:

            (1) the Employee temporarily separates from employment but returns before incurring a Break in Service;

            (2) the Employee incurs a Break in Service but the Break is not accompanied by an actual separation from employment; or

            (3) the Employee incurs one or more Breaks in Service but at the time had a nonforfeitable right to part or all of the portion of his Account attributable to Employer contributions.

Years of Service prior to a Break in Service shall be dis- regarded only if the Employee had no nonforfeitable right to the portion of his Account attributable to Employer contributions and his number of consecutive one-year Breaks in Service equals or exceeds the greater of five years or the Employee's number of Years of Service at the time of the break (not taking into account any Years of Service disregarded under a previous application of this rule).

      (c) Forfeitures. The forfeitable portion of a Participant's Supplemental Contribution Account, if any, shall be forfeited and returned to the Fund in accordance with the rules of this subsection.

            (1) If the nonforfeitable balance of the Participant's Account is distributed in a single lump sum payment no later than the close of the Plan Year following the Plan Year in which participation in the Plan terminates, the forfeiture shall occur as of the Accounting Date the Account is valued for distribution pursuant to Article 6.

            (2) If the nonforfeitable balance of the Participant's Account exceeds $3,500, and if the Participant refuses to consent to payment of this amount prior to his attainment of Normal Retirement Age, the forfeiture shall occur as of the last day of the Plan Year in which the Participant incurs his fifth consecutive one-year Break in Service.

            (3) If a Participant incurs a Break in Service at a time when he has no nonforfeitable right to any portion of his Account, a forfeiture of his entire Supplemental Contribution Account balance shall occur on the last day of the Plan Year in which he first incurs a Break in Service.

Any amount previously forfeited from a Participant's Account pursuant to (1) or (3) above shall be restored in full to that Participant's Account as of the last day of the first Plan Year (after the Participant's Break in Service or other separation from employment) in which he is credited with sufficient Hours of Service so as not to incur a Break in Service. However, no forfeiture shall be restored to the Account of a Participant who has incurred five or more consecutive Breaks in Service or who fails to make repayment of his prior distribution made pursuant to the rules below. Any amount so restored shall be derived from forfeitures for that year, and then from Employer contributions for the year or succeeding years, if necessary.

      (d) Repayments. A Participant who has received a distribution of less than the full balance of his Account, and who returns to employment covered by the Plan prior to incurring five consecutive Breaks in Service, may elect to repay to the Fund the full amount distributed. Such repayment must be made before the earlier of: (1) five years after the date he resumes employment with the Employer, or (2) the last day of the Plan Year in which he incurs the fifth consecutive Break in Service after receiving a distribution of less than the full balance of his Account. Any amount so repaid shall be aggregated in the Participant's Account with any forfeiture restored pursuant to subsection
(c) above.

      (e)   Nonforfeitable Percentage.  Except in the case of a Participant
(1) whose nonforfeitable percentage was 100% pursuant to Article 5, (2) who had no prior Account balance, or (3) who had a prior Account balance that was disbursed and who now is not entitled to make a repayment or to have a previous forfeiture restored, there shall be created, for each Participant who incurs a Break in Service or who receives a distribution (regardless of a Break in Service), two sub-accounts within his Account. These sub-accounts shall separate any additions to the Account made after the Break in Service (or after the distribution) from the previous balance. The Participant's nonforfeitable percentage shall be determined separately for these sub-accounts, in accordance with the following rules:

            (A) Years of Service earned by the Participant subsequent to any Breaks in Service of less than five consecutive years shall be credited for purposes of determining the nonforfeitable percentage of the Participant's pre-Break sub-account;

            (B) Years of Service earned by the Participant subsequent to any five consecutive one-year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of the Participant's pre-Break sub-account;

            (C) Years of Service earned by the Participant subsequent to the Break in Service, plus any Years of Service earned prior to the Break in Service which are retained pursuant to subsection (b) above, shall be used for purposes of determining the nonforfeitable percentage of the Participant's post-Break sub-account; and

            (D) Until a Participant entitled to make a repayment pursuant to subsection (d) above makes the full repayment, or in any case for a Participant who fails or is ineligible to make a repayment, the Participant's nonforfeitable interest in his pre-Break sub-account (or initial sub-account, where there has been a distribution but no Break in Service) shall be equal to an amount, V, determined by the formula:

                  V = P(AB + D) - D, where:

      P is the Participant's nonforfeitable percentage as otherwise determined under the Plan at the relevant time,

      AB is the Participant's pre-Break (or initial) sub-account balance at the relevant time,

      D is the amount of the distribution which was made to the Participant, and the relevant time is the time at which the Participant's nonforfeitable percentage in his Account cannot increase.

Section 7.02  Transfers Between Related Entities.

      (a) Employees from time to time may transfer or may be transferred to Related Entities or may transfer or be transferred from such Entities to an Employer. Such Employees are referred to in this Section 7.02 as "transferred Employees." The participation status of any such transferred Employee who transfers from one Employer maintaining the Plan to another Employer maintaining the Plan shall not change as a result of such transfer except that the Employer to whom the Employee transfers shall assume liability for contributions on behalf of such Employee on the date of such employment transfer with respect to Compensation earned by the Employee on and after the date of transfer.

      (b) The participation status of any transferred Employee who transfers from one Employer maintaining the Plan to a Related Entity that does not maintain the Plan shall be determined in accordance with the following rules:

            (1) A transferred Employee shall cease to be an active Participant in the Plan for purposes of contributions as of the date of his transfer, and his Account shall be held by the Trustee and distributed only upon occurrence of the events prescribed in the Plan, but considering for such purpose that the Employer and all Related Entities are a single employer.

            (2) For purposes of determining the amount of any allocation under Article 3 of the Plan, a transferred Employee's Account balance shall be limited to his Account balance in the Plan at the time of the allocation, adjusted from time to time for investment earnings, gains and losses, and his Compensation shall be restricted to the Compensation earned during the Plan Year from the Employer.

            (3) In no event shall any of the foregoing provisions be interpreted in such a way as to result in the duplication of contributions or benefits for any transferred Employee under the Plan and any other plan maintained by a Related Entity for the same period of employment.

Section 7.03  Limitations on Annual Allocations to Accounts.

      (a) Single Plan. Notwithstanding any provision of the Plan to the contrary, the total additions made to the Account of any Participant in any limitation year shall not exceed the lesser of:

            (1) $30,000 (or, if greater, 25% of the dollar limitation under Code Section 415(b)(1)(A) for the limitation year), or

            (2) 25% of the Participant's compensation for such limitation year,

except that such $30,000 limitation shall be adjusted automatically, without the necessity of a specific Plan amendment, whenever the Secretary of the Treasury increases this dollar limitation to reflect cost-of-living adjustments in accordance with Code Section 415(d) and the regulations thereunder.

      (b) Special Definitions. For purposes of this section, the following terms have the meanings indicated:

            (1) "total additions" means, with respect to each limitation year, the sum of:

                  (A) Employer contributions allocated to the Participant's Account; and

                  (B) forfeitures (if any), allocated to the Participant's Account; and,

                  (C) the total of the Participant's employee contributions, if any, for the limitation year; and

                  (D) in addition, the following amounts shall be treated as annual additions to a defined contribution plan of the Employer -- amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(1)(1) of the Code, which is part of any pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to postretirement benefits allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code
            Section 419(e), maintained by the Employer.

            (2) "limitation year" means the calendar year ending with or within the Plan Year.

            (3) "compensation" means, with respect to each limitation year, a Participant's total wages, salary, bonuses, overtime, commissions and other amounts received for services rendered in the course of employment for the Employer, including amounts received from accident or health insurance for personal injuries or sickness to the extent includible in the Participant's gross income, amounts received as disability payments whether or not includible in the Participant's gross income, amounts paid or reimbursed by the Employer for moving expenses to the extent not deductible by the Participant, and amounts includible in the Participant's gross income for making an election on the transfer of property in connection with the performance of services.

            Items not includible in compensation include Employer contributions under this Plan or made to any other deferred compensation plan on behalf of the Participant if the contributions are not includible in the Participant's gross income before application of the Code Section 415 limits, amounts realized from the Participant's exercise of a non-qualified stock option or from the Participant's transfer of stock acquired under a qualified stock option, and premiums paid by the Employer on behalf of the Participant for group term life insurance to the extent not includible in the Participant's gross income.

            (4) "employee contributions" means After-Tax Employee Contributions, if any, and excludes rollover contributions and Before-Tax Employee Contributions.

            (5) "Employer contributions" means Employer Matching Contributions, Supplemental Contributions, Before-Tax Employee Contributions contributed on behalf of Participants and Employer Fixed Contributions.

      (c) Defined Benefit Plan also Maintained by the Employer. If the Employer maintains or at any time maintained a defined benefit plan, as defined by Section 3(35) of ERISA, in addition to this Plan, the otherwise permissible total additions for any limitation year as determined under subsection (a) above, for any Participant who is also a participant in such defined benefit plan, may be reduced further so that the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year does not exceed 1.0. For purposes of this subsection, the following terms have the meanings indicated:

            (1) "defined benefit plan fraction" for any limitation year means a fraction,

                  (A) the numerator of which is the projected annual benefit of the Participant under the defined benefit plan (determined as of the close of the limitation year), and

                  (B) the denominator of which, for each limitation year is the lesser of -

                  (i) the product of 1.25 multiplied by the dollar limitation on benefits under Code Section 415 in effect for such year, or

                  (ii) the product of 1.40 multiplied by the percentage
                       limitation on benefits under Code Section 415 for such year.

            (2) "defined contribution plan fraction" for any limitation year means a fraction,

                  (A) the numerator of which is the sum of the total additions to the Participant's Account for all years of his participation under this Plan as of the close of the limitation year, and

                  (B) the denominator of which, for each limitation year is the sum of the lesser of the following amounts for such year and for all prior years of the Participant's employment with the Employer (without regard to whether the Plan was in existence during all such years) -

                  (i) the product of 1.25 multiplied by the applicable dollar limitation on additions in effect under subsection (a)(1) of this Section for such year, or

                  (ii) the product of 1.40 multiplied by the percentage
                       limitation on additions under subsection (a)(2) of this Section for such year.

      (d) Multiple Plans. If the Employer maintains one or more other defined contribution plans, as defined by Section 3(34) of ERISA, in addition to this Plan, or more than one defined benefit plan, as defined by Section 3(35) of ERISA, and any such plan covers one or more Participants in this Plan, then the limitations of subsections (a), (b), and (c) above shall be applied by treating all defined contribution plans, including this Plan, as a single defined contribution plan, and all defined benefit plans as one defined benefit plan.

      (e) Multiple Employers. If the Employer is a member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b) as modified by Section 415(h)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c) as modified by Section 415(h)), or (3) an affiliated service group (as defined in Code Section 414(m)), and any other member of such group maintains a plan or plans covering one or more Participants in this Plan, then the limitations of subsections (a), (b), and
(c) above, and the aggregation rules of subsection (d) above, shall be applied by treating all the plans of such other employers as plans maintained by the Employer.

      (f) Employee Leasing. If the Employer is provided with services by leased employees (within the meaning of Code Section 414(n)), then for purposes of this Section, the leased employees shall be treated as Participants in the Plan and contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer as permitted under Code Section 414 and regulations issued thereunder.

      (g) Remedying Excess Total Additions. If for any limitation year, as a result of the allocation of forfeitures or a reasonable error in estimating a Participant's annual compensation, or on account of other limited facts and circumstances that the Commissioner of Internal Revenue finds to justify the availability of the rules set forth in this subsection (g), the total additions to a Participant's Account exceed the applicable limitation as determined under the foregoing subsections of this Section, then the excess shall be allocated and reallocated to other eligible Participants as an additional Employer contribution for the limitation year. If the total excess additions cannot be allocated during the year in accordance with the foregoing procedure without exceeding the applicable limitations of this section for one or more Participants, any remaining amount shall be held unallocated in a special suspense account to be allocated to eligible Participants in the succeeding limitation year or years. However, (1) no Employer contributions and no employee contributions shall be made in such succeeding limitation year or years until such special suspense account is exhausted by allocations and reallocations; (2) no investment gains and losses and other income shall be allocated to the special suspense account; and (3) the amounts in the suspense account shall be allocated as soon as possible without violating the limitations of this Section.

      (h) Additional Adjustments. The Employer shall have the right to make any other adjustments to the Account of any Participant, or to the total additions to any such Account, or to the Participant's accrued benefit under any defined benefit plan or plans maintained by the Employer, which may be required in order to prevent disqualification under Code Section 415 of the Plan or any other plan maintained by the Employer. Where adjustments are required, such adjustments will be made first in the contributions under this Plan.

      (i) Notice to Participants. The Employer shall advise affected Participants of any adjustments to their Accounts required by the limitations under this Section.

Section 7.04  Top-Heavy Plan Rules.

      (a) General Rule. If, for any Plan Year, the Plan is a top-heavy plan as determined under subsection (b), then the requirements in subsection (c) shall apply to the extent indicated by that subsection. For purposes of this section, the term "Employer" shall include any member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b) as modified by Code Section 415(h)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c) as modified by Code Section 415(h)), or (3) an affiliated service group (as defined in Code Section 414(m)).

      (b) Top-Heavy Test. The Plan's status as a top-heavy plan for any Plan Year shall be determined in accordance with the following five step procedure:

            (1) Required Plan Aggregation. First, there shall be aggregated with this Plan (A) each plan of the Employer in which a key employee is a participant and (B) each other plan of the Employer which enables a plan described in (A) to meet the requirements of Code Section 401(a)(4) or Code Section 410, and (C) each plan described in (A) or (B) which was terminated during the five consecutive Plan Year period ending with the determination date.

            (2) Key Employee Sum. Second, there shall be computed, as of the determination date, the sum of the account balances of all key employees under all defined contribution plans, including this Plan, required to be aggregated under (1), and the present values of the cumulative accrued benefits of all key employees under all defined benefit plans required to be aggregated under (1).

            For purposes of this computation "account balance" means the account balance as of the most recent valuation date occurring within a 12-month period ending on the determination date, plus an adjustment for contributions due as of the determination date. In the case of a profit sharing plan or other plan not subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions actually made after the valuation date but on or before the determination date, except that in the first Plan Year, the adjustment shall include any contributions made after the determination date that are allocated as of a date within the first Plan Year. In the case of a money purchase pension plan or other plan subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions that would be allocated as of a date not later than the determination date, even though such amount is not yet required to be contributed, plus the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period under Code Section 412(c)(10).

            Also for purposes of this computation, the present value of a cumulative accrued benefit shall be determined as of the most recent valuation date occurring within a 12-month period ending on the determination date with the accrued benefit for a current participant determined as if the individual had terminated employment as of such valuation date, except that in the first Plan Year of a defined benefit plan, the accrued benefit of a current participant must be determined as if the individual had terminated employment as of the last day of the Plan Year.

            Finally, for purposes of this computation: (A) there shall be included in the sum any distributions (other than rollover amounts or plan-to-plan transfers not initiated by the employee or made to another plan maintained by the Employer) made to an employee from this Plan, from another plan required to be aggregated under (1), or from a terminated plan which, if it had not been terminated, would have been required to be aggregated under (1), within the five year period ending on the determination date; (B) there shall be excluded from the sum any rollover contribution and any plan-to-plan transfer initiated by the employee and accepted after December 31, 1983 by this Plan, or by any other plan required to be aggregated under (1), from a plan other than one maintained by the Employer; (C) there shall be excluded from the sum the account balance and present value of the accrued benefit of any employee who formerly was a key employee but who is not a key employee for the year ending on the determination date; and (D) there shall be excluded from the sum the account balance and the present value of the accrued benefit of any individual who has not performed service for the Employer at any time during the five year period ending on the determination date.

            (3) All Employee Sum. Third, under the same procedures as set forth in (2) above, including the special rules in (A), (B), (C), and
      (D), there shall be computed the sum of account balances and present values of accrued benefits for all employees.

            (4) Top-Heavy Test Fraction. Fourth, the sum computed in (2) shall be divided by the sum computed in (3), and if the resulting fraction is 0.60 or less, neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year. If the fraction is greater than 0.60, both the Plan and any plan required to be aggregated under (1) are top-heavy plans for the Plan Year, unless after the permissive plan aggregation described in (5) below, the recomputed fraction is 0.60 or less.

            (5) Permissive Plan Aggregation. At the election of the Committee, plans of the Employer, other than those required to be aggregated under (1), but which provide contributions or benefits comparable to this Plan, may be aggregated with this Plan and the plans required to be aggregated under (1), provided that such aggregated group would meet the requirements of Code Sections 401(a)(4) and 410. Steps
      (2) through (4) above may then be repeated, based on this permissively aggregated group, and if the top-heavy test fraction computed in step
      (4) is 0.60 or less for this group, then neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year; however, if the top-heavy test fraction computed in step (4) is still greater than 0.60, both the Plan and any plan required to be aggregated under (1) will be top-heavy plans for the Plan Year, but no plan which is permissively aggregated under this step (5) will be deemed top-heavy for such reason.

      (c) Superseding Rules. For each Plan Year that the Plan is a top-heavy plan, the requirements in (1) and (2) below shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year. For any Plan Year that the Plan is a top-heavy plan, the vesting schedule in
(3) below shall supersede the Plan's regular vesting schedule, but only to the extent it provides a greater vested percentage for any level of Years of Service than the Plan's regular vesting schedule, and only with respect to employees who have at least one Hour of Service after the Plan becomes top-heavy; if and when the Plan ceases to be a top-heavy plan, the Plan's regular vesting schedule shall again apply (without regard to the schedule in (3) below) as of the first day of the Plan Year after the last Plan Year for which the Plan is a top-heavy plan, but subject to all Plan rules that apply in the case of amendments to the vesting schedule.

            (1) Adjusted Code Section 415 Limitations. In order to reduce the overall limitations on combined plan contributions and benefits under Code Section 415, the number 1.00 shall be substituted for 1.25 in the definitions of defined contribution fraction and defined benefit fraction in Section 7.03 of the Plan. Provided, however, that the foregoing sentence shall not apply if (A) the top-heavy test fraction in subsection (b)(4), or the recomputed fraction after applying subsection
      (b)(5), is 0.90 or less and (B) each non-key employee receives an additional minimum contribution or benefit under a plan of the Employer. In the case of a non-key employee participating only in a defined benefit plan, the additional minimum benefit for each year of service counted is one percentage point, up to a maximum of ten percentage points, of the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation from the Employer, computed as described in (2) below. In the case of a non-key employee participating only in this or another defined contribution plan, the additional minimum contribution is one percent of the employee's compensation. In the case of a non-key employee participating both in a defined benefit plan and this or another defined contribution plan, there is no additional minimum benefit, but the additional minimum contribution shall be 2-1/2 percent of the employee's compensation.

            (2) Minimum Contributions or Benefits for Non-Key Employees. Employer contributions and forfeitures for the Plan Year beginning after December 31, 1983 allocated on behalf of each non-key employee Participant (A) who has not separated from employment with the Employer at the end of the Plan Year, (B) who is eligible for an allocation of Employer contributions under the Plan (without regard to any requirements for a minimum number of hours of service during the Plan Year, mandatory or voluntary contributions, or compensation for the Plan Year in excess of a stated amount), and (C) who does not participate in a defined benefit plan of the Employer, shall be equal to at least (i) multiplied by (ii), where --

       (i) is equal to 3%, or if less, the maximum percentage of Employer contributions and forfeitures (as a percentage of compensation not in excess of $200,000) allocated on behalf of any key employee Participant for the Plan Year, and

      (ii) is equal to the non-key employee Participant's compensation for the Plan Year.

            For purposes of this rule, Employer contributions and forfeitures allocated under any other defined contribution plan of the Employer, in which any key employee participates or which enables another defined contribution plan to meet the requirements of Code Section 401(a)(4) or Code Section 410, shall be considered contributions and forfeitures allocated under this Plan. In the case of any non-key employee Participant who is also a participant in any defined benefit plan of the Employer, the foregoing provisions of this paragraph (2) shall be applied, but with 5% substituted for 3%; for non-key employees who participate in both this Plan and a defined benefit plan of the Employer, the foregoing provisions of this paragraph (2) shall be inapplicable, provided that each non-key employee eligible to participate in this Plan has, at any time, a minimum accrued benefit under the defined benefit plan, expressed as a life annuity commencing at normal retirement age, equal to at least the product of (i) the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation from the Employer and
      (ii) the lesser of 2% per year of service or 20%. For purposes of computing the product in the foregoing sentence, compensation in years before January 1, 1984 and in years after the close of the last Plan Year in which the Plan is top-heavy shall be disregarded, and similarly, years of service shall exclude years of service when the Plan was not top-heavy (for any Plan Year ending during such year of service) and years of service completed in a Plan Year beginning before January 1, 1984. Although accruals of Employer derived benefits, whether or not attributable to years for which the Plan is top-heavy, may be used to satisfy the defined benefit plan minimum, all accrued benefits attributable to employee contributions shall be ignored.

            (3) Accelerated Vesting. A Participant's vested percentage of his Employer Contribution Account for purposes of his Termination Benefit under the Plan shall be determined in accordance with the following vesting schedule:

            Years of Service                 Vested Percentage

            Less than 3                                 0%
            3 or more                                 100%

            (d) Special Definitions. For purposes of this section, the following terms shall have the meanings indicated:

            (1) "compensation" means compensation as defined in Section 7.03(b)(3).

            (2) "determination date" means, with respect to any Plan Year, the last day of the preceding Plan Year, except that in the case of the first Plan Year, the determination date shall be the last day of that Plan Year. Where one or more plans are required or permitted to be aggregated with this Plan, and where all plan years do not coincide, the key employee and all employee sums in subsection (b) above each shall be determined separately for each plan on the respective determination dates, and the results shall then be combined for the determination dates falling within the same calendar year.

            (3) "employee" means (A) a common-law employee or partner of the Employer who is or once was a Participant, or would have been a Participant but for his failure to complete some minimum number of hours of service in any Plan Year, if required, (after meeting the Plan's initial eligibility requirements), to make mandatory employee contributions, if required, or to receive compensation in excess of a stated amount, and (B) any Beneficiary.

            (4) "key employee" means each employee or former employee (or Beneficiary of either) who, at any time during the Plan Year containing the determination date or during any of the four preceding Plan Years,
      --

                  (A) is an officer of the Employer and who has annual compensation in the Plan Year, greater than 50% of the applicable dollar limitation of Code Section 415(b)(1)(A) in effect for the Plan Year;

                  (B) is one of the ten employees owning the largest interests in the Employer and who has compensation from the Employer greater than the applicable dollar limitation of Code
            Section 415(b)(1)(A) in effect for the calendar year in which the determination date falls;

                  (C)  is a 5-Percent Owner of the Employer; or

                  (D) is a 1-Percent Owner of the Employer who has annual compensation from the Employer of more than $150,000.

            For purposes of (A), no more than 50 employees, or if less, the greater of 3 employees or 10% of all employees, shall be treated as officers.

            For purposes of (B), (C), and (D), the con- structive ownership rules of Code Section 318 shall apply with the modification that 5% shall be substituted for 50% in Section 318(a)(2). Also, for purposes of (B), if two employees have the same interest in the Employer, the employee having the greater annual compensation from the Employer shall be treated as having a larger interest; following application of this rule, an employee shall be considered a key employee, even if he is not among the first ten largest owners, if his ownership interest in the Employer is not less than at least one of the top ten owners and provided he has the requisite level of compensation described in (B).

            Finally, for purposes of (C) and (D), each employer that otherwise would be aggregated under this section's definition of "Employer" shall be treated as a separate employer to determine ownership percentages.

            (5) "valuation date" means the last day of the plan year in the case of any defined contribution plan, including this Plan, and the date used for computing plan costs for minimum funding in the case of any defined benefit plan.

      (e) Anti-Cutback Rule. Notwithstanding the foregoing rules of this section, in no event shall any changes in the Plan's benefit structure, including its vesting provisions, that result from a change in the Plan's top-heavy status, cause the Account balance or accrued benefit of any Participant to be reduced in violation of Code Section 411.

Section 7.05  Leased Employees.

      (a) General Rule. Any leased employee of the Employer shall be excluded from participation in the Plan but nonetheless shall be counted as an employee of the Employer for certain Plan purposes as provided in Code Section 414(n). However, except as provided in (c) below, if by reason of counting such leased individual as an employee for certain purposes as required by the preceding sentence (and after taking into account contributions and benefits provided by the leasing organization as described in this subsection), the Plan fails to meet the requirements of Code Sections 401(a) or 410(b), the leased individual will be eligible to participate in the Plan as if he or she were a common-law Employee. Years of Service for such person shall be calculated in accordance with the rules set forth in Code Section 414 and regulations issued thereunder.

      In all events, contributions to or benefits provided by any tax qualified plan maintained by the leasing organiza- tion which are attributable to services performed for the Employer shall be treated as provided by the Employer.

      (b) Definitions. For purposes of this Section, the term "leased employee" means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the Employer.

      (c) Excluded Employees. Except as provided in regulations prescribed by the Secretary of Treasury, the Plan participation requirement of subsection
(a) of this Section shall not apply to any leased employee if: (1) such employee is covered by a pension plan which is maintained by the leasing organization and meets the requirements of subsection (d) of this Section, and
(2) all such leased employees constitute 20% or less of the Employer's non-highly compensated work force. For purposes of this section, the term "non-highly compensated work force" means the aggregate number of individuals who are: (i) other than highly compensated employees of the Employer determined in accordance with Code Section 414(q), and (ii) either (A) employees of the Employer (without regard to subsection (a)) and have performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year, or (B) leased employees of the Employer.

      (d) Plan Requirements. A pension plan meets the requirements of this subsection if it is a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, (2) full and immediate vesting, and (3) immediate participation for each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization and individuals whose compensation from the leasing organization during the plan year and the three immediately preceding plan years is less than $1,000.)

      For purposes of this Section, the term "compensation" means the total compensation of the leased employee from the leasing organization for the entire year, as described in Code Section 415(c)(3) and the regulations thereunder, except that such term shall include (i) amounts excluded from gross income under Code Section 402(a)(8) or 402(h)(l)(B), (ii) amounts which could have been received in cash but for an election under a Code Section 125 cafeteria plan, and (iii) amounts contributed to a Code Section 403(b) annuity contract pursuant to a salary reduction agreement within the meaning of Code
Section 3121(a)(5)(D).

      (e) Recordkeeping Relief. Notwithstanding any other provision of the Plan, if the Employer (1) does not maintain any top-heavy plans within the meaning of Code Section 416(g) and (2) uses the services of leased employees only for an insignificant percentage of its total workload, then the Employer shall be exempt from the employee leasing recordkeeping requirements in accordance with regulations prescribed by the Secretary of Treasury.

      (f) Multiple Employers. If the Employer is a member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c)), (3) an affiliated service group (as defined in Code Section 414(m)), or any other group of entities required to be aggregated as prescribed by regulations under Code Section 414(o), then the foregoing rules of this section shall be applied by treating all leased employees of such other employers as leased employees of the Employer.


                           ARTICLE 8.  TRUST FUND

Section 8.01  Establishment and Maintenance of Fund.

      (a) Establishment of Fund and Selections of Trustee. The Employer shall establish a trust fund by a trust agreement with a Trustee to carry out the purposes of the Plan. The Employer shall select such Trustee, who may be one or more individuals or a corporate trustee or both. The Employer may modify any such trust agreement to accomplish the purposes of the Plan.

      (b) Contributions to Fund and Investments by Trustee. Except as provided in Section 8.06(d), all contributions by the Employer, and any contributions by Employees, shall be paid to the Trustee of the Fund. The Fund shall be invested as provided in Section 8.07 in such investments as are permissible for trustees under ERISA. At the request of the Employer, the Trustee shall prepare and submit an accounting of the Fund as of any date specified, but the Trustee shall not be required to render more than four such accountings during any Plan Year. In any event, the Trustee shall prepare and render to the Employer an accounting of the Fund as of the last day of each Plan Year. The Trustee shall not be required to render accounts to individual Participants but only to the Employer, which may submit reports of the Fund to the Participants from time to time.

      (c) Limitation of Liability to Assets of Fund. Except as required under applicable federal law, the benefits of the Plan shall be only such as can be provided by the assets of the Fund, and there shall be no liability or obligation on the part of the Employer to make any contributions or payments to establish or maintain the Plan, whether in the event of termination of the Plan or otherwise. No liability for the payment of benefits under the Plan shall be imposed on the Employer or on the directors or officers of the Employer.

Section 8.02  The Trustee.

      The Trustee shall receive the contributions to the Fund and shall hold, manage, invest, reinvest, and distribute the same plus any earnings thereon, pursuant to the provisions of the Plan and of the trust agreement with the Employer. The Trustee also shall determine all questions relating to accounting and to the financial position of the Fund and the shares and interests of the Participants in accordance with information supplied by the Employer and Committee, and, in general, shall discharge all the duties and functions imposed by the terms of the Plan either expressly or by implication. The Trustee shall have the powers, rights and duties, as specified in the trust agreement with the Employer, in addition to those specified elsewhere in the Plan or prescribed by law.

Section 8.03  Resignation or Removal of Trustee.

      Subject to notice provisions, if any, in the trust agreement with the Employer, the Trustee may resign by delivering a written resignation to the Employer; similarly, the Trustee may be removed by the Employer at any time, upon written notice to the Trustee.

Section 8.04  Expenses.

      The reasonable expenses of the Trustee relating to the Fund, including such compensation for the Trustee as may be agreed to in writing from time to time by the Employer and the Trustee, shall be paid to the Trustee and shall be deducted from the Fund, except to the extent that the Employer pays the Trustee directly from general assets of the Employer. Provided, however, in no event shall any Trustee who is also an Employee be entitled to any separate compensation, other than his regular remuneration from the Employer for services as an Employee and reimbursement for expenses incurred on behalf of the Fund.

Section 8.05  Taxes.

      Any taxes assessed against the Fund or against any of its assets (including income taxes, property taxes, transfer taxes, and other taxes) shall, after reasonable notice to the Employer, be paid by the Trustee and deducted from the Fund.

Section 8.06  Investment Manager and Custodian.

      (a) Appointment of Investment Manager or Custodian. The Employer may appoint one or more investment managers meeting the definition of "investment manager" under Section 3(38) of ERISA. Furthermore, the Employer may appoint one or more custodians to hold any part or all of the Fund. Any appointment of an investment manager or a custodian shall be made only upon proper authorization of the Employer and evidenced by a written designation signed by one or more duly authorized officers of the Employer.

      (b) Directions by Investment Manager. An investment manager appointed pursuant to this Section may direct the Trustee to invest all or such portion of the Fund placed in the discretion of the investment manager in securities or other properties as are selected by the investment manager, and may direct the Trustee to sell any securities or other property of the Fund placed in its discretion. Where assets of the Fund are being held by a custodian appointed pursuant to this section, the investment manager's direction shall be made to such custodian and copied to the Trustee.

      (c) Actions by Trustee or Custodian at Direction of Investment Manager. The Trustee or custodian, as the case may be, shall act on all such recommendations of the investment manager, and the Trustee and custodian shall have no fiduciary liability for acting in accordance with such recommendations or for the retention of any securities or properties so purchased. The Trustee and custodian will be protected in relying upon any telegram or letter purporting to have been sent by the invest- ment manager which the Trustee or custodian believes in good faith to be genuine. In directing investments, the investment manager shall diversify the investments so as to minimize the risk of large losses, unless under the circumstances and in the opinion of the investment manager, it is clearly prudent not to do so.

      (d) Contributions to Trustee or Direct to Custodian. Contributions to and disbursements from the Fund may be made to the Trustee or directly to and from any custodian appointed pursuant to this section, as determined by the Employer.

      (e) Reliance by Trustee and Custodian. Notwithstanding any other provision of the Plan or any trust agreement, the Trustee shall be fully protected in relying upon the certification of the Employer with respect to the appointment of such investment manager and it shall not be the responsibility of the Trustee to determine or review investment instructions given by the investment manager. Similarly, any custodian appointed pursuant to this section shall assume no liability for acting in accordance with the directions of the investment manager.

      (f) Status of Investment Manager as Named Fiduciary. Each investment manager shall be a named fiduciary under the Plan and shall acknowledge its action as a fiduciary under the Plan in a writing delivered to the Trustee and to the Employer.

Section 8.07  Participant Directed Investments.

      (a) Direction of Investments. Participants and beneficiaries of the Plan shall direct the investment of their individual accounts under the Plan in accordance with procedures set forth in the Plan. It is the intention of the Employer that the Plan and the administration of these directed investments conform with the requirements of ERISA Section 404(c), such that no Participant or Beneficiary shall be deemed a fiduciary by reason of his or her control over assets in his or her Account, and neither the Trustee nor any other person who is a fiduciary with respect to the Plan shall be liable for any loss, or any breach of Part 4 of Title I of ERISA, that is the direct and necessary result of such exercise of control. However, the Trustee shall be obligated to comply with investment directions issued by Participants and Beneficiaries, except as limited by ERISA Section 404(c).

      (b) Available Investment Alternatives. The Plan Administrator shall instruct the Trustee to make available for investment of Plan assets, at the direction of Participants and Beneficiaries, at least three separate investment alternatives which shall be constituted as common trust funds or investment companies. The Plan Administrator may change the available investment alternatives from time to time. However, at all times it shall be the obligation of the Plan Administrator to assure that the available choices meet the requirement for a broad range of investment alternatives under ERISA
Section 404(c).


              ARTICLE 9.  PROVISIONS RELATING TO ADMINISTRATION
                               AND FIDUCIARIES

Section 9.01  Plan Administration.

      Although the Employer shall be the Plan Administrator for the purpose of complying with the reporting and disclosure requirements of ERISA as well as other actions and duties specified by ERISA for the Plan Administrator, the Plan shall otherwise be administered by a Committee. The Employer shall appoint the Committee, which shall consist of at least three members. Any member of the Committee may be removed by the Employer at any time.

      The Committee shall act by a majority, and any direction or other instrument signed by two members may be considered by anyone concerned as the act of the Committee. A Committee member who is also a Participant or Beneficiary shall not take part in any decision of the Committee that affects his eligibility, his right to a benefit, the payment option he is to receive, or any other matter concerning his participation in the Plan. Members of the Committee shall receive no compensa- tion for their services for the Committee.

      The Secretary of the Employer shall be prepared at all times to issue a certificate as to the current personnel of the Committee. Any party acting on the faith of such a certificate shall be fully protected.

      The Committee shall have such powers and duties as may be necessary to discharge its functions under the Plan, including, but not limited to the following:

            (a) Construction - to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan;

            (b) Forms - to require Participants to complete and file with it such forms as the Committee finds necessary for the administration of the Plan and to furnish all pertinent information requested by the Committee, and to rely upon all such forms and information furnished, including each Participant's mailing address;

            (c) Procedures - to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

            (d) Rules - to promulgate uniform rules and regulations whenever in the opinion of the Committee such rules and regulations are required by the terms of the Plan or would facilitate the effective operation of the Plan;

            (e) Information - to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan, and to receive from Participants such information as shall be necessary for the proper administration of the Plan;

            (f) Annual Reports - to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate; and

            (g) Records Review - to receive and review the periodic valuations of the Plan, and to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses.

      The Committee shall have no authority to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

Section 9.02  Claims Procedure.

      (a) Initial Claims. The Committee shall make all determinations as to the right of any person to receive a distribution and as to other matters affecting benefits. Each Employee, Participant, Beneficiary, or other person (collectively referred to as "claimant") shall have the right to submit a claim with respect to any benefit sought under the Plan, or with respect to the claimant's eligibility, vesting, or other factor affecting benefits, either personally or through a representative duly authorized in writing. All claims shall be submitted in writing to the Committee and shall be accompanied by such information and documentation as the Committee determines is required to make a ruling on the claim. Upon receipt of a claim, the Committee shall consider the claim and shall render a decision, which shall be in writing and shall be delivered or mailed to the claimant within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. Any notice of a claim denial by the Committee shall set forth (1) the specific reasons for the denial, (2) specific reference to pertinent provisions of the Plan upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect his claim, with an explanation of why such material or information is necessary, and (4) an explanation of the claim review procedures under the Plan, all written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel. A failure of the Committee to render a written decision within the time specified above shall be deemed to be a denial of the claim.

      (b) Limitation on Claims Procedure. Any claim under this claims procedure must be submitted within twelve months from the earlier of (1) the date on which the claimant learned of facts sufficient to enable him to formulate such claim, or (2) the date on which the claimant reasonably should have been expected to learn of facts sufficient to enable him to formulate such claim.

      (c) Review of Denied Claims. A claimant whose claim for benefits has been wholly or partially denied by the Committee may request, within 90 days following the date of such denial, a review of such denial. The request for review must be in writing and must be delivered to the Committee within the specified 90-day period. The request should set forth the reasons why the claimant believes the denial of his claim is incorrect. The claimant shall be entitled to submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include a request for a hearing in person before the Committee. Prior to submitting his request, the claimant shall be entitled to review such documents as the Committee shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the claimant. All requests for review shall be promptly resolved. The Committee's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 60 days following receipt by the Committee of the claimant's request, unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Committee's decision shall be so mailed not later than 120 days after receipt of such request. If no decision or review is rendered within this 120-day period, the claimant's appeal shall be deemed denied and the Committee's original denial of the claim affirmed.

      (d) Finality of Decisions. The decision of the Committee upon review of any claim under paragraph (c) above shall be binding upon the claimant, his heirs and assigns, and all other persons claiming by, through or under him.

      (e) Time Limits Affecting Jurisdiction. The timely filing of a request for review in the manner specified by paragraph (c) above shall be a condition precedent to obtaining review before the Committee, and the Committee shall have no jurisdiction to entertain a request for review unless so filed. A failure to file a claim and a request for review in the manner and within the time limits set forth above shall be deemed a failure by the aggrieved party to exhaust his administrative remedies and shall constitute a waiver of the rights sought to be established under the Plan.

      (f) Limitation on Court Action. Any suit brought to contest or set aside a decision of the Committee shall be filed in a court of competent jurisdiction within one year from the date of receipt of written notice of the Committee's final decision or from the date the appeal is deemed denied, if later. Service of legal process shall be made upon the Plan by service upon the agent for service of legal process, upon the Trustee, or upon the Committee at the respective addresses specified in the most recent summary plan description. The Committee may engage legal counsel to defend the Plan against lawsuits. Attorney fees and other costs attendant to suit shall be borne by the Plan and shall be paid by the Trustee upon the written direction of the Employer. If the Employer or Committee determines that it is in the best interests of the Plan to initiate legal action, then it may employ counsel to do so, and all expenses of suit shall be borne by the Plan as provided above. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan shall be commenced under Section 502(a)(1)(B) of ERISA, or under any other provision of law, whether or not statutory, until the claimant first shall have exhausted the claims and review procedures available to him hereunder.

Section 9.03  Special Ruling.

      In order to resolve problems concerning the Plan and to apply the Plan in unusual factual circumstances, the Committee may make special rulings.
Such special rulings shall be in writing on a form to be developed by the Committee. In making its rulings, the Committee may consult with legal, accounting, actuarial, investment, and other counsel or advisers. Once made, special rulings shall be applied uniformly, except that the Committee shall not be bound by such rulings in future cases unless the factual situation of a particular case is identical to that involved in the special ruling.

      Special rulings shall be made in accordance with all applicable law and in accordance with the Plan. It is not intended that the special ruling procedure will be a frequently used device, but that it should be followed only in extra- ordinary situations. The Committee at all times shall have the final decision as to whether resort shall be made to this special ruling feature.

      Section 9.04 Specific Allocation of Fiduciary Duties between Named Fiduciaries.

      The Employer, the Committee and the Trustee shall be the "named fiduciaries" of the Plan, within the meaning of that term as described in ERISA, and shall have only those duties, responsibilities, and obligations (referred to collectively as "fiduciary duties") as specifically are given them under the Plan or as otherwise are imposed by applicable law. The fiduciary duties given by the Plan are as follows:

      (a) The Employer (and its participating subsidiaries and divisions) shall have the sole responsibility for making contributions to the Fund. The Employer shall have the sole authority to appoint and remove the Trustee and the members of the Committee, and to amend or terminate, in whole or in part, the Plan. The Employer shall not be responsible for the management, investment, or safe-keeping of the assets of the Fund. The Employer periodically shall review the performance of the Committee and of the Trustee. In this regard, the Employer is authorized to request such written reports from the Committee and from the Trustee as it deems necessary.

      (b) The Committee shall have the sole responsibility for the administration of the Plan as described throughout the Plan, except in regard to functions of the Committee as described in ERISA. The Committee shall not be responsible for the management, investment, or safe-keeping of the assets of the Fund. The Committee may allocate responsibility for its administrative and fiduciary responsibilities among its members as they shall deem appropriate.

      (c) Except as otherwise provided in the Plan or in the trust agreement with the Employer, the Trustee shall have the sole responsibility for the management, investment, and safe-keeping of the assets of the Fund held by the Trustee under the Plan and for the distribution of Participants' benefits in accordance with written instructions from the Committee. In addition, the Trustee shall provide to the Employer such information as the Employer or the Committee may deem necessary or desirable to permit the timely filing of all reports required by law.

Section 9.05  Authorization for Further Allocation of Fiduciary Duties.

      The Employer, the Committee and the Trustee may, upon written agreement between them, allocate their fiduciary duties under the Plan among themselves in a manner different from that stated above. The Employer, the Committee and the Trustee each warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information, or action. Furthermore, each of them may rely upon any such direction, information or action of another as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information, or action.

      It is intended under the Plan that the Employer, the Committee and the Trustee each shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan and shall not be responsible for any act or failure to act of another, and none of them guarantees the Fund assets in any manner against investment loss or depreciation of asset value.

Section 9.06  Employment of Advisers.

      The Employer, the Committee and the Trustee shall have the authority to employ such legal, accounting, actuarial, and financial counsel and advisers, as they shall deem necessary in connection with the performance of their duties under the Plan, and to act in accordance with the advice of such counsel and advisers. Except as otherwise provided in the Plan, the fees and expenses of such counsel and advisers shall, upon approval of the Employer's board of directors, be paid by the Fund or by the Employer, as the Employer's board of directors shall deem appropriate.

Section 9.07  Delegation to Officers or Employees.

      The Employer and the Committee shall have the power to delegate their fiduciary duties under the Plan to officers or employees of any Employer and to other persons, all of whom, if officers or employees of the Employer, shall serve without compensation other than their regular remuneration from their Employer. In no event, however, shall the Trustee be permitted to delegate any of the Trustee's fiduciary duties under the Plan.

Section 9.08  Indemnification.

      The Employer may, to the extent not inconsistent with or in violation of its bylaws and the laws of its state of incorporation, indemnify and hold harmless such persons, other than the Trustee, as may be deemed "fiduciaries" with respect to the Plan and as shall be specified in separate written indemnification agreements with the Employer, from any and all claims, loss, damages, expenses (including reasonable counsel fees approved by the Employer), and liability (including reasonable amounts paid in settlement with the Employer's approval) arising out of any act or omission of such fiduciaries incurred in the capacity of fiduciary of the Plan. The Employer shall not, however, indemnify any fiduciary whose conduct is finally adjudicated by a court of competent jurisdiction to be due to the knowing or willful misconduct of such fiduciary.

      In no event shall the assets of the Fund be used for the purpose of indemnification.

Section 9.09  Bonding.

      The Employer shall purchase such surety bonds covering fiduciaries and others as may be required pursuant to Section 412 of ERISA.


               ARTICLE 10.  AMENDMENT, TERMINATION AND MERGER

Section 10.01  Amendment of the Plan.

      (a) Company's Right to Amend. The Company reserves the right to make any amendments to the Plan, with or without retroactive effect. Amendment of the Plan shall be made by resolution of the Company's board of directors, or by any person or persons authorized by resolution of the board of directors to make amendments.

      (b) Operation of Amendments. Except as may be specifically provided otherwise in the Plan, or in any amendment to the Plan, each amendment to the Plan shall operate prospectively only from the effective date of the amendment. The rights and obligations of an Employee, Participant, or Beneficiary, who retires, becomes disabled, dies, or otherwise terminates employment with the Employer prior to the effective date of any amendment, shall be determined without regard to such amendment, on the basis of the Plan terms in effect on the date of retirement, disability, death, or other termination of employment.

      (c) Prohibition against Reversion of Assets or Reduction of Benefits. Except as provided in the Code, ERISA, and applicable regulations, and as specified in Article 3 of the Plan, no amendment shall (1) cause any part of the Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries, (2) reduce the Account balance or nonforfeitable rights of any Participant or Beneficiary, or (3) eliminate an optional form of benefit or add an Employer consent or discretion provision or any other condition which limits the availability of an optional form of benefit which is attributable to the portion of the Participant's Account accumulated before the amendment's adoption.

      (d) Amendment to Vesting Provisions. In the case of any amendment to the provisions of the Plan relating to nonforfeitable rights based on service, each Participant (1) who has completed at least three Years of Service and (2) whose nonforfeitable rights are adversely affected by the amendment, may elect, during the election period, to have his nonforfeitable rights determined without regard to such amendment. The election period must begin no later than the date the amendment is adopted and end no later than the latest of (A) the date which is 60 days after the day the amendment is adopted, (B) the date which is 60 days after the day the amendment becomes effective, or (C) the date which is 60 days after the day the Participant is issued written notice of the amendment.

Section 10.02  Termination of the Plan.

      (a) Termination. Although it is intended that the Plan shall be permanent, the Employer reserves and shall have the right at any time to discontinue its contributions under the Plan and to terminate or partially terminate the Plan, by delivering to the Trustee written notice of such discontinuance or termination, but only upon the condition that action is taken, as shall render it impossible, except as specifically provided in
Article 3, for any part of the Fund to be used for, or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries. If the Plan is terminated, or if there is a complete discontinuance of contributions for any reason, the Employer may, in its sole discretion, continue the Fund for the exclusive benefit of Participants and their Beneficiaries or distribute the assets remaining in the Fund to Participants and their Beneficiaries. In the event of the dissolution, merger, consolidation, or reorganization of the Employer, the Plan shall terminate and the Fund shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 10.03(b).

      (b) Termination and Transfer to New Plan. If the Employer notifies the Trustee in writing (1) that it has established another plan providing comparable benefits to this Plan, (2) that such other plan is qualified under Code Section 401(a), and (3) that the Employer intends to discontinue contributions under this Plan due to the liabilities created under the new plan, then, upon further written direction from the Employer, the Trustee shall cause the Fund to be transferred to such newly created plan. Thereafter, this Plan shall cease to have any effect and the rights of all parties shall be determined under the new plan.

      (c) Rights upon Termination. If the Employer should terminate or partially terminate the Plan as to the Employer's Employees, or if contributions to the Fund are completely discontinued, or if the Employer should liquidate and dissolve, or if a receiver of the Employer is appointed, or if the Employer should terminate the Fund, or if the Plan should be wholly or partially terminated for any other reason, the Accounts of all affected Participants as then appearing upon the records of the Trustee (other than Accounts of former Employees who have terminated employment and who have incurred a Break in Service), or in the case of partial termination the Accounts of affected Participants, shall become fully vested. The amounts carried in said Accounts shall be revalued and adjusted as previously provided in the Plan. Said Accounts (after payment of expenses properly chargeable to the Fund and allocated among the Accounts) shall be distributed to affected Participants and Beneficiaries or held in a wasting trust for distribution in due course as otherwise provided by the Plan.

      (d) Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts. All non-cash distributions shall be valued at fair market value at the date of distribution. The Trustee shall not effect such distribution until written evidence of approval of the Commissioner of Internal Revenue or his delegate of such termination and distribution shall have been submitted to the Trustee.

      (e) Special Restriction. Notwithstanding the foregoing, distribution on termination of the Plan to any Participant of that portion of his Account attributable and subject to Code Section 401(k) shall be subject to the special restrictions set forth in Section 6.02(d)(4).

Section 10.03 Predecessor and Successor Employers; Merger or Consolidation of Plan.

      (a) Predecessor Employer. Employment with a predecessor employer acquired by the Employer shall be considered service with the Employer under this Plan to the extent required by the Code and ERISA. Where such employment with a predecessor employer is not required by the Code or ERISA to be considered service with the Employer, the Employer may, nevertheless, in its discretion, grant credit for such service under such uniform and non-discriminatory rules as may be established from time to time by the Employer.

      (b) Successor Employer. In the event of the dissolution, merger, consolidation, or reorganization of the Employer, provision may be made by which the Plan will be continued by the successor, and in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

      (c) Merger or Consolidation. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to, another plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Plan applicable to such Participants shall be transferred to the other plan only if:

            (1) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had been terminated);

            (2) Resolutions of the board of directors of the Employer under this Plan, and of the governing body of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

            (3) Such other plan is qualified under Code Sections 401(a) and 501(a).

Section 10.04  Notice.

      Affected Participants shall be given notice of any amendments to, and termination or merger of, the Plan in accordance with ERISA.


                    ARTICLE 11.  MISCELLANEOUS PROVISIONS

Section 11.01  Plan Subject to Approval.

      The Plan and any amendments are contingent upon and subject to obtaining and retaining such approval of the Commissioner of Internal Revenue and of any other federal agency with jurisdiction over the Plan as the Employer may find necessary to establish the deductibility for federal income tax purposes of contributions made by the Employer under the Plan, and qualification of the Fund for tax exemption under the Code, and the qualification of the Plan under ERISA.

Section 11.02  Payments for the Benefit of Payee.

      If the Employer finds that any person to whom a benefit is payable under the terms of the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, the Employer may cause the payments becoming due to such person to be paid to another individual for such person's benefit, without responsibility on the part of the Employer to follow the application of such payment. Any such payment shall be a payment for the account of such person and shall operate as a complete discharge of the Employer from all liability under the Plan.

Section 11.03  Non-Alienation of Benefits.

      No right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right or benefit. No such right or benefit shall be subject to garnishment, attachment, execution or levy of any kind. The foregoing provisions of this section shall not apply to any qualified domestic relations order as defined in ERISA 206(d)(3)(B) or to enforcement of federal tax levies as provided in Treasury Regulation Section 1.401(a)-13(b)(2).

Section 11.04  Employer's Rights.

      While the Employer believes in the benefits, policies and procedures described in the Plan, the language used in the Plan is not intended to create, nor is it to be construed to constitute, a contract of employment between the Employer and any of its Employees. The Employer retains all of its rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment. Employees retain the right to terminate their employment at any time and for any reason, and the Employer retains a similar right.

Section 11.05  Litigation.

      In order to protect the Fund against depletion as a result of litigation, if any Participant, Employee, Beneficiary, or spouse brings a legal or equitable action against the Plan or against any fiduciary of the Plan, the result of which shall be adverse to such Participant, Employee, Beneficiary, or spouse, or if the Plan or any fiduciary of the Plan finds it necessary to bring any legal or equitable action against any Participant, Employee, Beneficiary, or spouse, or any other person claiming an interest by or through such person, the cost to the Plan or to a fiduciary of the Plan of bringing or defending such suit, as the case may be, shall be charged, unless the Employer determines that such course would be inequitable under all the circumstances, to such extent as is possible, directly to the Account of such Participant, Employee, Beneficiary, or spouse, if any, and only the excess, if any, of such costs over and above the amount of such Account shall be included in the expenses of the Fund or be paid by the particular fiduciary, as the case may be.

Section 11.06  Addresses and Mailing of Notices and Checks.

      Each recipient of benefits from the Plan shall be responsible for furnishing the Employer with his address. Any notices required or permitted to be given under the Plan shall be deemed given if directed to such address and mailed by regular United States mail. If any check mailed by regular United States mail to such address is returned, mailing of checks will be suspended until a correct address is furnished by the intended recipient.

Section 11.07  Action by Employer.

      Unless otherwise provided in the Plan, whenever the Employer under the terms of the Plan is permitted or required to do or perform any act, such act shall be done (a) by the authority of the Employer's board of directors and evidenced by proper resolution in consent form or duly certified by the secretary of the Employer, or (b) by such employee of the Employer who may, by proper resolution, be duly authorized by the board of directors.

Section 11.08  Construction.

      (a) Gender; Singular and Plural Words. Wherever any words are used in the Plan in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used in the Plan in the singular form, they shall be construed as though they also were used in the plural form in all cases where they would so apply.

      (b) Headings. Headings of Sections and subsections of this instrument are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction of the Plan.

      (c) Savings Clause. The determination that any provision of the Plan is invalid or unenforceable shall not affect or impair the enforceability or validity of any other provision of the Plan.


                          ARTICLE 12.  DEFINITIONS

Section 12.01 "Account" means the interest of a Participant in the Fund as determined as of each Accounting Date and as reflected in the records maintained for the Fund. Where appropriate, a Participant's Account also means the various sub-accounts that may be established, including a Before-Tax Employee Contribution Account, a Supplemental Contribution Account, an Employer Matching Contribution Account, an After-Tax Employee Contribution Account, an Employer Fixed Contribution Account, and a Rollover Contribution Account, which may be mere bookkeeping entries or individually or collectively segregated funds, as determined by the Trustee in accordance with the Trustee's powers.

Section 12.02 "Accounting Date" means a date on which the Trustee values the Fund and makes allocations to Accounts pursuant to Articles 3 and 4.

Section 12.03 "Beneficiary" means the beneficiary or beneficiaries of the Participant as designated pursuant to the provisions in the Plan.

Section 12.04 "Break in Service" means a Plan Year in which an Employee fails to complete more than 500 Hours of Service. Provided, that an Employee shall not incur a Break in Service solely because of any period of leave to which the Employee was entitled under the Family and Medical Leave Act of 1993.

Section 12.05  "Code" means the Internal Revenue Code of 1986, as amended.

Section 12.06  "Compensation."

      (a) Compensation Included. "Compensation" means the Participant's regular salary or other wages, plus overtime, bonuses, incentive payments and commissions paid to the Participant within a calendar year. Except where specifically provided otherwise, Compensation also includes any Before-Tax Employee Contributions made to this Plan or any cafeteria plan under Code
Section 125 by the Employer at the election of the Participant through salary reduction, but excludes any other contributions made by the Employer on behalf of the Participant under this Plan or any other fringe benefit program of the Employer.

      (b) Compensation Excluded. For the purposes specified in Treasury regulations under Code Section 401(a)(17), "Compensation" does not include amounts in excess of:

            (1) $200,000 per year (as adjusted from time to time by the Secretary of Treasury) for calendar years commencing after December 31, 1988 and before January 1, 1994.

            (2) $150,000 per year (as adjusted from time to time by the Secretary of Treasury) for calendar years commencing after December 31, 1993.

      (c) Family Aggregation Rules. For purposes of applying the limitations in (b)(1) and (b)(2) to any Participant, the family aggregation rules of Code Section 414(q)(6) shall apply, except that for this purpose the term "family" shall include only the Participant's spouse and any lineal descendants who have not attained age 19 before the close of the calendar year. If, as a result of the application of such rules, the limitation in
(b)(1) or (b)(2) (as adjusted) is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation, as determined under this Section prior to the application of the limitation.

Section 12.07 "Eligibility Service" means the period of employment used to determine an Employee's eligibility to participate in the Plan under Article
2. Eligibility Service shall be computed on the basis of elapsed time measured from an Employee's Employment Commencement Date or Reemployment Commencement Date to the Employee's Severance from Service Date.

      An Employee shall be deemed to have satisfied the one year of Eligibility Service requirement of Section 2.01(b) if the Employee's Eligibility Service continues without a Period of Severance to the first anniversary of his or her Employment Commencement Date.

      An Employee who is rehired following a Period of Severance shall have his or her prior Eligibility Service reinstated unless the Period of Severance equals or exceeds the greater of five years or the Employee's period of Eligibility Service before the Severance from Service Date.

      If an Employee severs from service by reason of a quit, discharge or retirement and is credited with an Hour of Service within 12 months of his Severance from Service Date, then the Employee's Eligibility Service shall include the Period of Severance.

      An Employee's Period of Severance shall also be included as Eligibility Service if the Employee severs from service by reason of a quit, discharge or retirement within 12 months after the date the Employee is first absent from service for any reason other than a quit, discharge, retirement or death and is then credited with an Hour of Service within 12 months after the date the Employee was first absent from service.

Section 12.08 "Effective Date" means February 1, 1990 with respect to this amended and restated Plan; the original effective date of the Plan is February 1, 1984.

Section 12.09 "Employee" means any common-law employee of the Employer. Such term shall include a leased employee only if required by Section 7.05.

Section 12.10  "Employer" means Crowley, Milner & Company.

Section 12.11 "Employment Commencement Date" means the date on which an Employee is first credited with an Hour of Service.

Section 12.12 "ERISA" means the Employee Retirement Income Security Act of l974, as amended.

Section 12.13 "Excess Deferrals" means amounts contributed by Highly Compensated Participants which result in the failure to pass the ADP tests, as described in Section 3.02(c)(2).

Section 12.14 "5-Percent Owner" means any person who owns (or who is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer.

Section 12.15  "Family Member" means a member of a family as defined in Code
Section 414(q)(6) and regulations issued thereunder.

Section 12.16 "Fund" means the trust fund established pursuant to Article 8 and maintained pursuant to the Plan and any trust instrument(s) executed in connection with such fund.

Section 12.17 "Highly Compensated Participant" means, with respect to any Plan Year, each Participant who, during that Plan Year or the preceding Plan Year (or calendar year, if the Employer so chooses as permitted under applicable Treasury regulations), (a) was at any time a 5-Percent Owner, (b) received annual compensation from the Employer in excess of $75,000 (as adjusted by the Secretary of the Treasury), (c) received annual compensation from the Employer in excess of $50,000 (as adjusted by the Secretary of the Treasury) and was among the highest paid 20% of all Employees from such year, or (d) was at any time an officer of the Employer and received annual compensation in excess of 50% of the applicable dollar limitation of Code
Section 415(b)(1)(A) in effect for such year. The following special rules also shall apply for purposes of the foregoing determination of Highly Compensated Participants:

            (1) A Participant shall be considered a Highly Compensated Participant for the current year under (b), (c), or (d) above if he was included within one of those categories in the preceding year or is among the highest paid 100 Employees for the current year;

            (2) Under (d) above, no more than 50 Employees (or if less, the greater of 3 Employees or 10% of the Employees) shall be treated as officers;

            (3) If, for any year, no officer has compensation in excess of the amount described in (d) above, then in any event the highest paid officer of the Employer for the year shall be treated as being described in (d);

            (4) Under (c) and (d) above, there shall be excluded from the highest paid 20% of all Employees:

                  (A)  Employees who have not completed 6 months of service;

                  (B) Employees who normally work less than 17.5 hours per week;

                  (C) Employees who normally work during not more than 6 months within any year; and

                  (D)  Employees who have not attained age 21.

The term "Highly Compensated Employee" also shall include a former Employee who separated from service prior to the Plan Year of determination and who was an active Highly Compensated Employee (as previously defined) for either (A) the Plan Year of the Employee's separation or (B) any Plan Year ending on or after the Employee's 55th birthday. Provided, however, that any Employee who separated from service prior to January 1, 1987 will be included as a Highly Compensated Employee only if he was a 5-Percent Owner or received Compensation in excess of $50,000 during either the Plan Year of his separation (or the previous year) or any Plan Year ending on or after his 55th birthday (or the last year ending before his 55th birthday).

Section 12.18  "Hour of Service" means:

            (a)(1) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, credited to the Employee for the computation period during which the duties are performed;

                  (2) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

                  (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period during which the award, agreement or payment is made.

            (b) Notwithstanding (a) above, an Employee's Hours of Service shall not include:

                  (1) hours in excess of 501 Hours of Service under (a)(2) above, or under (a)(3) above with respect to periods described in
            (a)(2) above, on account of any single continuous period during which the Employee performs no duties for the Employer, whether or not such period occurs in a single Plan Year or other computation period used under the Plan;

                  (2) hours for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, irrespective of whether the employment relationship has terminated, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws;

                  (3) hours for a period during which payments are made to the Employee solely to reimburse the Employee for medical or medically related expenses incurred by the Employee; and

                  (4) hours credited under (a)(3) above if such hours also are credited to the Employee under either (a)(1) or (a)(2) above.

            (c) Any questions concerning the determination or crediting of Hours of Service shall be resolved in accordance with Sections 2530.200b-2(a), (b), and (c) of the Department of Labor Rules and Regulations for Minimum Standards, which are incorporated by reference. Hours of Service shall be determined from records of the Employer for hours worked and for hours for which payment is made or due.

            (d) In lieu of the foregoing, the Employer shall determine Hours of Service for Employees who are not paid on an hourly basis, or who do not work a fixed number of hours for any period of time, by crediting to an Employee 45 Hours of Service for each week for which the Employee would be credited with at least one Hour of Service under the regular definition for Hour of Service in subsections (a) to (c) of this Section. Provided, however, that use of this equivalency shall be subject to the special rules of Sections 2530.200b-3(e)(4) and (6) of the Department of Labor Rules and Regulations for Minimum Standards in the case of any payments to an Employee not made on the basis of units of time, and in the case of periods of time which extend into two computation periods under the Plan, respectively. Provided further, that Hours of Service shall not be determined under the above equivalency if such determination would result in discrimination prohibited under Code Section 401(a)(4).

            (e) Solely for purposes of determining whether a Break in Service has occurred, there also shall be credited to an Employee, for any child-related absence, the Hours of Service which otherwise normally would have been credited to the Employee during the same period (or if such hours cannot be determined, then 8 Hours of Service per day during the absence), up to a maximum of 501 Hours of Service for any one child-related absence. Hours so granted shall be credited in the Plan Year in which the absence begins, but only if the hours are needed to prevent the Employee's Break in Service during such year; in all other cases, the hours shall be credited in the immediately following Plan Year.

            For purposes of this subsection (e), "child-related absence" means an absence from work due to pregnancy of the Employee, birth of a child of the Employee, placement of a child with the Employee in connection with the child's adoption by the Employee, or caring for such child for a period beginning immediately following the birth or placement.

Section 12.19  "Normal Retirement Age" means age 65.

Section 12.20 "Participant" means an Employee who has met the eligibility requirements specified in Article 2, who has commenced participation in the Plan in accordance with that Article, and whose participation has not terminated under the other applicable provisions of the Plan.

Section 12.21 "Period of Service" means a period beginning on an Employee's Employment Commencement Date or Reemployment Commencement Date, whichever applies, and ending on his Severance from Service Date. Nonconsecutive Periods of Service shall be aggregated on the basis that 12 months or 365 days equal one year, and that 30 days equals one month.

Section 12.22 "Period of Severance" means the period of time beginning on an Employee's Severance from Service Date and ending on his Reemployment Commencement Date.

Section 12.23 "Plan" means the Crowley, Milner & Company Profit Sharing Plan as described in this instrument and any subsequent amendments.

Section 12.24 "Plan Administrator" means the person(s) or organization(s) specifically designated by the Employer pursuant to Article 9 as the administrator of the Plan for purposes of ERISA.

Section 12.25 "Plan Year" means the 12-month period from each February 1 to the following January 31. Effective January 1, 1991, the Plan Year shall change to the calendar year. In order to effect the change, the period beginning February 1, 1990 and ending on December 31, 1990 shall also be a Plan Year.

Section 12.26 "Reemployment Commencement Date" means the first date following a Period of Severance which is not required to be taken into account under the service spanning rules of Section 12.07 on which the Employee is credited with an Hour of Service.

Section 12.27 "Related Entity" or "Related Entities" means the Employer and all corporations, partnerships, or sole proprietorships that become affiliated with or under common ownership or control with the Employer within the meaning of Code Section 414(b), (c), or (m).

Section 12.28 "Severance from Service Date" means the earlier of the date on which an Employee quits, retires, is discharged or dies, or the first anniversary of the first day of a period of absence for any reason other than quit, retirement, discharge or death (such as vacation, holiday, sickness, disability, leave of absence of layoff).

Section 12.29 "Trustee" means the person(s) or organization(s) acting as trustee under the Plan and of the Fund in accordance with any trust instrument(s) executed in such connection.

Section 12.30 "Year of Service" means a Plan Year during which an Employee is credited with at least 1,000 Hours of Service.

      IN WITNESS WHEREOF, CROWLEY, MILNER & COMPANY, INC. has caused the Plan to be executed as of September 20, 1994.


                                  CROWLEY, MILNER & COMPANY, INC.

                                      /S/ MARK A. VANDENBERG
                                  By: Mark A. VandenBerg
Witness:                          Its:  Chief Financial Officer
/S/ PATRICIA KALAS


                               FIRST AMENDMENT
                                   OF THE
                         SECOND AMENDED AND RESTATED
                CROWLEY, MILNER & COMPANY PROFIT SHARING PLAN

      Pursuant to Section 10.01 of the Second Amended and Restated Crowley, Milner & Company Profit Sharing Plan, as effective February 1, 1990 (the "Plan") and in accordance with authority granted by the Board of Directors, Crowley, Milner and Company hereby adopts this First Amendment of the Plan effective July 1, 1995.

      1.    Section 4.01(a) is amended in its entirety to read as follows:

      (a) Investment Options. A Participant who is in active employment of the Employer, or who ceases to be so employed but elects a deferred distribution of his Account, shall invest his Account among Employer Stock (as provided in Section 4.02) and such investment funds as are made available from time to time by the Trustee at the direction of the Plan Administrator. The Plan Administrator from time to time may change the available investment funds. In such event, the Plan Administrator shall give reasonable notification to Participants of such change. A Participant may invest all or part of his Account in Employer Stock and/or in any one or more of the funds so established, but only in whole increments of five percent of the value of such Account.

      2.    Section 4.01(c) is amended in its entirety to read as follows:

      (c)   Frequency of Election.

            (1) Future Contributions. With respect to future contributions, a Participant who is actively employed by the Employer may change his investment election at such times (not less frequently than once per calendar quarter) as shall be determined and communicated to Participants by the Plan Administrator. Except with respect to investments in Employer Stock, the new election shall become effective with respect to contributions received by the Trustee after receipt of the Participant's new election. Elections to increase or decrease investments in Employer Stock shall be effective only in the third month of each calendar quarter on a date determined by the Plan Administrator and the Trustee and communicated to Participants. In the absence of a new election, future contributions shall be invested in Employer Stock and the available funds in the same proportions as specified in the Participant's most recent election.

            (2) Existing Accounts -- Interfund Transfers. With respect to his existing Account balance, a Participant who is actively employed by the Employer, or who ceases to be so employed but elects a deferred distribution of his Account, may change his election and request a transfer of monies among Employer Stock and the available funds at least once each calendar quarter and, except with respect to Employer Stock, at such additional times as shall be determined by the Plan Administrator. The procedures for transferring monies among Employer Stock and the available investment funds shall be determined by the Trustee and the Plan Administrator and shall be communicated to Participants. Such transfers generally shall become effective on the date specified by the Participant, subject to such limitations as may be imposed by the various investment funds and to the notice requirements of the Trustee; provided, that transfers into or out of Employer Stock shall be effective only in the third month of each calendar quarter on a date determined by the Plan Administrator and the Trustee and communicated to Participants. In the sole discretion of the Plan Administrator any transfer may be made effective at such later date as is appropriate to effectuate the Participant's new election without incurring significant losses or transaction costs. The Plan Administrator shall direct the Trustee to transfer monies or other property as may be necessary to appropriately reflect the aggregate transfer transactions after the Plan Administrator has caused the necessary entries to be made in the Participants' Accounts and has reconciled offsetting transfer elections, in accordance with uniform rules established by the Plan Administrator.

      3.    Section 4.01(e) is amended in its entirety to read as follows:

      (e) Effect of Distributions. Subject to Section 6.04(d)(7), a loan, hardship withdrawal or in-service distribution shall be disbursed pro-rata from the investment fund or funds in which the Participant's Account is invested. However, no amount shall be disbursed from that portion, if any, of the Participant's Account which is invested in guaranteed investments contracts issued by Maccabees Life Insurance Company until all amounts in the other investment funds in which the Participant's Account is invested have been disbursed. Loan repayments shall be allocated to the investment funds in the same manner as the current contributions being made to the Participant's Account.

      4. Sections 4.02 and 4.03 are hereby renumbered 4.03 and 4.04, and a new Section 4.02 is added to the Plan to read as follows:

      Section 4.02     Investment in Employer Stock.

      (a) Authorization to Invest. Each Participant who is actively employed by the Employer, or who ceases to be so employed but elects a deferred distribution of his Account, may, subject to the percentage limitation in Section 4.01(a), direct the investment of all or any portion of his Account in shares of Employer Stock. Pursuant to Participant direction, the Trustee may invest up to 100% of the Fund in Employer Stock.

      (b) Securities Transactions. The Trustee may acquire or sell shares of Employer Stock in the open market, in transactions with the Employer, and in any private transaction, including transactions between Participant Accounts. The value of shares of Employer Stock which are the subject of transactions between Participant Accounts or transactions with the Employer shall be the average of the closing price of Employer Stock on the American Stock Exchange for the three trading days immediately preceding the transaction. The value of shares of Employer Stock which are purchased or sold by the Trustee outside of the Plan and in transactions not involving the Employer shall be the net price actually paid or received for such shares.

      (c) Voting and Other Rights. Participants will be given the opportunity to direct the Trustee to vote all shares of Employer Stock (including fractional shares) held in their Accounts on all matters presented to the Employer's shareholders for a vote. The Employer shall notify Participants when voting rights may be exercised and shall furnish the Trustee and Participants with information similar to that furnished to other shareholders of the Employer, and within the time periods required by law or by the Articles of Incorporation or Bylaws of the Employer. Management of the Employer and others may solicit the vote of Participants under the same proxy rules that are applicable to other shareholders of the Employer. The Trustee shall vote allocated shares for which it has not received directions and any shares which have not yet been allocated to the Accounts of Participants in the same proportion as shares for which voting directions have been received. Information regarding the purchase, holding and sale of Employer Stock for the benefit of any Participant's Account and information regarding the exercise of voting rights with respect to such stock shall be kept confidential except to the extent necessary to comply with applicable federal and state law.

      (d) Reinvestment of Dividends. Cash dividends paid on Employer Stock shall be allocated to Participant's Accounts as of the record date for the dividend and shall be reinvested by the Trustee in additional shares of Employer Stock.

      (e) Rights, Warrants, or Options. Stock rights, including warrants and options, issued with respect to Employer Stock held in the Plan shall be exercised by the Trustee on behalf of Participants to the extent that cash is available, otherwise they shall be sold and the proceeds shall be invested in Employer Stock.

      (f) Commissions. Commissions incurred in connection with the purchase or sale of shares of Employer Stock shall be charged to Participant Accounts or shall be paid by the Employer, as determined by the Employer; provided that no commissions shall be paid with respect to any transaction involving a "party-in-interest" as defined in ERISA Section 3(14).

      (g) Distributions. A Participant who is entitled to a distribution under Article 6 may elect to receive shares of Employer Stock held in his Account in the form of cash or in kind.

      (h) Special Rules. The Employer and the Trustee shall have the power to adopt and implement such uniform administrative rules regarding the investment of plan assets in Employer Stock as they shall deem necessary or appropriate.

      5. Section 6.04(d) is amended by adding the following paragraph (7) thereto:

            (7) Loans shall not be available with respect to that portion of a Participant's Account consisting of Employer Stock.

      6.    A new Section 12.31 is added to Article 12 to read as follows:

      Section 12.31 "Employer Stock" means Crowley, Milner and Company Common Stock, provided that such stock constitutes "qualifying employer securities" as defined in ERISA Section 407(d)(5).

      IN WITNESS WHEREOF, Crowley, Milner and Company has caused this First Amendment to be executed this 14th day of July, 1995.

                                 CROWLEY, MILNER AND COMPANY

                                 By: /S/ DENNIS P. CALLAHAN
Witness:                         Its: President and Chief Executive
/S/ MARK A. VANDENBERG                Officer